Exhibit 10.1 [**] Certain information has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. EXCLUSIVE LICENSE AGREEMENT BETWEEN LEXICON PHARMACEUTICALS, INC. AND NOVO NORDISK A/S TABLE OF CONTENTS Page 1. DEFINITIONS 2. LICENSE GRANT; EXCLUSIVITY 2.1. Exclusive License to Novo Nordisk 2.2. Non-Exclusive License to Novo Nordisk 2.3. Sublicenses 2.4. Subcontracting by Novo Nordisk 2.5. Exclusivity 2.6. Acknowledgement 2.7. Acquirer Engaged in Competing Program 2.8. No Implied Rights 3. GOVERNANCE 3.1. Joint Steering Committee 3.2. Authority 3.3. Meetings 3.4. Decision Making 3.5. Alliance Managers 3.6. Limits on Decision Making Authority 3.7. Discontinuation of JSC 4. RESEARCH 4.1. Research Plan 4.2. Lexicon Research Activities 4.3. Additional Lexicon Activities Costs 4.4. Conduct of Lexicon Research Activities 4.5. Novo Nordisk Assumed Research Activities 4.6. Technology Transfer 4.7. Reports; Records 4.8. Information Security 5. MANUFACTURING 5.1. Manufacturing and Supply Responsibilities 5.2. Supply Terms 5.3. Observation by Novo Nordisk 5.4. Manufacturing Technology Transfer 3 5.5. Allocation of Costs 5.6. Lexicon Manufacturing Support 6. DEVELOPMENT, MEDICAL AFFAIRS, AND COMMERCIALIZATION 6.1. Development and Medical Affairs 6.2. Regulatory Activities 6.3. Clinical Records and Regulatory Assistance 6.4. Commercialization 6.5. Diligence Obligations 6.6. Lexicon Support 6.7. Development Reports 7. FINANCIAL TERMS 7.1. Upfront Fee 7.2. Development Milestones 7.3. Sales Milestones 7.4. Royalties 7.5. Expiration of the Royalty Term 7.6. Payment Reductions 7.7. Payment Terms 7.8. Currency and Exchange Rate 7.9. Mode of Payment 7.10. Royalty Reports 7.11. Audit Right 7.12. Taxes 7.13. Late Payments 8. INTELLECTUAL PROPERTY 8.1. Ownership of Background Technology 8.2. Ownership of Arising Technology 8.3. United States Law; Inventorship 8.4. Exploitation of Joint Arising Technology 8.5. Disclosure 8.6. Prosecution and Maintenance 8.7. Third Party Infringement 8.8. Third Party Rights 8.9. Patent Right Term Extension 4 8.10. Regulatory Patent Right Listings 9. CONFIDENTIALITY; PUBLICITY 9.1. Confidential Information; Non-Disclosure and Non-Use Obligations 9.2. Exemptions 9.3. Permitted Disclosures 9.4. Breaches of Confidentiality 9.5. Residual Knowledge 9.6. Publication 9.7. Publicity 9.8. Attorney-Client Privilege 10. REPRESENTATIONS AND WARRANTIES; COVENANTS 10.1. Mutual Representations 10.2. Representations of Lexicon 10.3. DISCLAIMER OF WARRANTIES 10.4. Additional Covenants by Lexicon 10.5. Compliance 10.6. Prohibited Conduct 11. INDEMNIFICATION 11.1. Indemnification by Lexicon 11.2. Indemnification by Novo Nordisk 11.3. Indemnification Procedures 11.4. Limitation of Liability 11.5. Insurance 12. TERM; TERMINATION 12.1. Term 12.2. Novo Nordisk Termination at Will 12.3. Termination for Cause 12.4. Termination for Bankruptcy 12.5. Effects of Termination 12.6. Continuation in Lieu of Termination 12.7. Remedies 12.8. Survival 13. DISPUTE RESOLUTION 13.1. Governing Law; Venue

5 13.2. Disputes 13.3. Arbitration 13.4. Equitable Relief; Remedy for Breach of Exclusivity 13.5. Excluded Claims 13.6. Patent Right Disputes 14. MISCELLANEOUS 14.1. Assignment 14.2. Relationship of the Parties 14.3. Entire Agreement; Amendments 14.4. Rights after Change of Control 14.5. Severability 14.6. Force Majeure 14.7. Notices 14.8. Construction 14.9. Interpretation 14.10. Headings 14.11. Waiver and Non-Exclusion of Remedies 14.12. Performance by Affiliates 14.13. Further Assurances 14.14. No Third Party Beneficiary Rights 14.15. Counterparts Schedules Schedule 1.111 LX9851 Schedule 1.112 LX9851 Library Schedule 4.1 Initial Research Plan Schedule 4.4.2 Use of Human Biosamples and Informed Consent Schedule 4.4.3 Novo Nordisk Principles for the Use of Animals Schedule 4.8 Information Security Contract Clauses Schedule 5.4 Existing Materials Schedule 7.7 Invoice Instructions Schedule 9.7(a) Initial Press Release Schedule 10.2.3 Existing Patent Rights EXCLUSIVE LICENSE AGREEMENT This EXCLUSIVE LICENSE AGREEMENT (this “Agreement”) is entered into as of March 27, 2025 (the “Effective Date”) by and between Lexicon Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, USA, having an address at 2445 Technology Forest Blvd. 11th floor, The Woodlands, Texas 77381 (“Lexicon”) and Novo Nordisk A/S, a corporation organized and existing under the laws of Denmark, having an address at Novo Allé, 2880 Bagsvaerd, Denmark, CVR No. 24 25 67 90 (“Novo Nordisk”). Lexicon and Novo Nordisk are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. BACKGROUND WHEREAS, Lexicon is a biopharmaceutical company that possesses expertise in discovering and developing human therapeutics for chronic conditions, and owns or controls certain intellectual property related thereto; WHEREAS, Novo Nordisk is a biopharmaceutical company that possesses expertise in developing and commercializing human therapeutics; and WHEREAS, Novo Nordisk desires to obtain from Lexicon, and Lexicon desires to grant to Novo Nordisk, an exclusive license under certain intellectual property rights, in accordance with the terms and conditions of this Agreement. NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows: 1. DEFINITIONS The following initially capitalized terms have the following meanings (and derivative forms of them will be interpreted accordingly): 1.1. “Accounting Standards” means, with respect to a Party or its Affiliate (or, in the case of Novo Nordisk, its or its Affiliates’ Sublicensee), GAAP or IFRS, as such Party, Affiliate, or Sublicensee uses for its financial reporting obligations, in each case consistently applied, which in the case of Novo Nordisk, will be IFRS. 1.2. “Acquired Party” has the meaning set forth in Section 2.7 (Acquirer Engaged in Competing Program). 1.3. “Acquirer” has the meaning set forth in Section 1.25 (Change of Control). 1.4. “Acquirer Intellectual Property” means any materials, Patent Rights, Regulatory Approvals, Regulatory Submissions, Know-How, or other intellectual property rights (including proprietary compounds and compositions) that are owned or Controlled by the Acquirer of Lexicon (or any Affiliate of such Acquirer that was not an Affiliate of Lexicon before the consummation of a Change of Control of Lexicon) (a) immediately prior to consummation of such Change of Control, and (b) from and after the consummation of such Change of Control, as long as, in the case of clause (b), such materials, Patent Rights, Regulatory Approvals, Regulatory Submissions, Know-How, or other intellectual property rights (including proprietary compounds and compositions) were developed by the Acquirer or any Affiliate of such Acquirer (and not by Lexicon or any of its Affiliates that were Affiliates of Lexicon before the consummation of such Change of Control) without the use of any Licensed Technology that constitutes 7 Confidential Information of Lexicon or its Affiliates that were Affiliates of Lexicon before the consummation of such Change of Control or any other Confidential Information under this Agreement. 1.5. “Acquirer Personnel” has the meaning set forth in Section 1.59 (Firewalls). 1.6. “ACSL5” means acyl-CoA synthetase 5. 1.7. “Additional Activities Budget” has the meaning set forth in Section 4.2 (Lexicon Research Activities). 1.8. “Additional Activities Expenses” has the meaning set forth in Section 4.3 (Additional Lexicon Activities Costs). 1.9. “Additional Cure Period” has the meaning set forth in Section 12.3.4 (Disputes Regarding Material Breach). 1.10. “Additional Indication” means a separate and distinct Indication from the Initial Indication, but expressly excluding any expanded population or extension of the Initial Indication. 1.11. “Additional Lexicon Activities” has the meaning set forth in Section 4.2 (Lexicon Research Activities). 1.12. “Affiliate” means, with respect to a Person, any other Person that controls, is controlled by, or is under common control with such Person, in each case, for so long as such control exists. For purposes of this Agreement, a Person will be deemed to control another Person if it owns, directly or indirectly, more than 50% of the equity securities or capital stock of such other Person entitled to vote in the election of directors (or, in the case that such other Person is not a corporation, for the election of the corresponding managing authority), or otherwise has the power, directly or indirectly, to direct or cause the direction of the management and policies of such other Person. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than 50%, and that in such case, such lower percentage will be substituted in the preceding sentence; provided that such foreign investor has the power, directly or indirectly, to direct or cause the direction of the management and policies of such entity. For purposes of this definition, notwithstanding the foregoing, Novo Holdings A/S, the Novo Nordisk Foundation, and their respective affiliates (other than Novo Nordisk and its subsidiaries and any Person that controls the foregoing other than Novo Holdings A/S or the Novo Nordisk Foundation) will not be considered Affiliates of Novo Nordisk hereunder and each will be considered a Third Party hereunder. Notwithstanding the foregoing, Invus, L.P., a Bermuda limited partnership, and any of its Affiliates that would not otherwise be Affiliates of Lexicon but for its and their ownership of Lexicon’s capital stock (collectively, “Invus”), shall not be deemed Affiliates of Lexicon, but, for clarity, shall be Third Parties for purposes of this Agreement. 1.13. “Agreement” has the meaning set forth in the preamble. 1.14. “Alliance Manager” has the meaning set forth in Section 3.5 (Alliance Managers). 1.15. “Allowable Overruns” means any amount incurred by Lexicon in the performance of the Additional Lexicon Activities taken as a whole under the Research Plan that is (a) above the applicable amounts budgeted for the performance of such activities taken as a whole under the Additional Activities Budget [**], provided that such amounts were not attributable to any negligence or breach of this Agreement by or on behalf of Lexicon; or (b) otherwise approved in writing by the JSC. 8 1.16. “Applicable Law” means all international, national, federal, state, regional, provincial, municipal and local government laws, rules, treaties (including Tax treaties), and regulations that apply to either Party or to the conduct of any Development, Manufacturing, Medical Affairs, or Commercialization activities, in each case, under this Agreement including the FD&C Act, as such may be amended from time to time, together with any rules, regulations, and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto) and any other laws, rules, regulations, guidelines, or requirements of Regulatory Authorities, each as may be then in effect, as applicable and amended from time to time. 1.17. “Arising Technology” means the Lexicon Arising Technology, Novo Nordisk Arising Technology, and Joint Arising Technology. 1.18. “Audited Party” has the meaning set forth in Section 7.11 (Audit Right). 1.19. “Auditor” has the meaning set forth in Section 7.11 (Audit Right). 1.20. “Bankruptcy Code” means Title 11, United States Code, as amended, or analogous provisions of Applicable Law outside the United States. 1.21. “Breach Notice” has the meaning set forth in Section 12.3.3 (Cure Periods for Material Breaches). 1.22. “Business Day” means a day other than Saturday, Sunday, or any other day on which commercial banking institutions located in each of Dallas, Texas and Copenhagen, Denmark, are authorized or obligated by Applicable Law to close. 1.23. “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30, and December 31, except that (a) the first Calendar Quarter of the Term will commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and (b) the last Calendar Quarter will end upon the expiration or termination of this Agreement. 1.24. “Calendar Year” means the respective periods of 12 months commencing on January 1 and ending on December 31, except that (a) the first Calendar Year of the Term will commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and (b) the last Calendar Year of the Term will end on the effective date of expiration or termination of this Agreement. 1.25. “Change of Control” means, with respect to Lexicon (a) the acquisition (in a transaction or series of related transactions) by any Third Party or group of Third Parties (other than Invus) acting in concert, together with its Affiliates, of ownership, directly or indirectly, of more than 50% of the then-outstanding voting equity securities of Lexicon, or of the power, directly or indirectly, to direct or cause the direction of the general management and policies of Lexicon; (b) the consummation of a business combination (including a merger, reorganization, or consolidation) involving Lexicon with a Third Party, unless, following such business combination, the stockholders of Lexicon immediately prior to such business combination own directly or indirectly more than 50% of the then-outstanding voting power of the surviving entity immediately after such business combination; or (c) the sale, exchange, lease, contribution, disposition, or other transfer to a Third Party or group of Third Parties acting in concert of all or substantially all of Lexicon’s assets or business taken as a whole or relating to the subject matter of this Agreement, in one transaction or a series of related transactions. The acquiring or combining Third Party in any of (a), (b), or (c), and any of such Third Party’s Affiliates (other than the acquired Party and its Affiliates in existence prior to the applicable transaction), is referred to herein as the “Acquirer.” Notwithstanding the foregoing, the following does not constitute a Change of Control: (i) a sale of capital stock to underwriters in an

9 underwritten public offering of a Party’s capital stock solely for the purpose of financing, or (ii) the acquisition of securities of the acquired Party by any Person or group of Persons that acquires the acquired Person’s securities in a transaction or series of related transactions, the primary purpose of which is to obtain financing for the acquired Person through the issuance of equity securities. 1.26. “Claim” has the meaning set forth in Section 11.3 (Indemnification Procedure). 1.27. “Clinical Trial” means any clinical investigation in which a pharmaceutical or biologic product is administered or dispensed to, or used involving, human subjects, including any Phase 1 Trial, Phase 2 Trial, Phase 3 Trial. 1.28. “Combination Product” means a Licensed Product that is (a) sold in the form of a combination that contains or comprises a Licensed Compound together with one or more other therapeutically active pharmaceutical or biologic agents (whether co-formulated or co-packaged or otherwise sold for a single price), (b) sold for a single invoice price together with any (i) delivery device or component therefor, (ii) companion diagnostic related to any Licensed Compound, or (iii) process, service, or therapy other than a Licensed Compound (such additional therapeutically active pharmaceutical or biologic agent and each of (i) – (iii), an “Other Component”), or (c) otherwise defined as a “combination product” by the FDA pursuant to 21 C.F.R. §3.2(e) or its foreign equivalent, in each case (a), (b), or (c) whether combined in a single formulation or package, as applicable, or formulated separately but packaged under a single label approved by a Regulatory Authority and, in each case, sold together for a single price. 1.29. “Commercialization” or “Commercialize” means any and all activities directed to the marketing, promotion, distribution matters, offering for sale, sale, having sold, importing, having imported, exporting, having exported, or other commercialization of a pharmaceutical or biologic product (including pricing matters), but expressly excluding activities directed to Manufacturing, Development, or performance of Medical Affairs. “Commercialize,” “Commercializing,” and “Commercialized” will be construed accordingly. 1.30. “Commercially Reasonable Efforts” means, (a) with respect to activities to be performed by Novo Nordisk pursuant to Section 6.5 (Diligence Obligations), [**]; and (b) with respect to activities to be performed by Lexicon, [**]. Lexicon expressly understands and accepts that the use of Commercially Reasonable Efforts may result in Novo Nordisk ceasing the Development, seeking or obtaining Regulatory Approval for, or Commercialization of a Licensed Product (in whole or in part), and that once such activities for a Licensed Product have ceased in compliance with this Section 1.30 (Commercially Reasonable Efforts), Commercially Reasonable Efforts do not require the continued re-evaluation of whether such activities must be re-initiated for such product. To the extent that the performance of a Party’s responsibilities hereunder is adversely affected by the other Party’s failure to perform its responsibilities hereunder, the affected Party will not be deemed to have failed to use Commercially Reasonable Efforts in performing such responsibilities. 1.31. “Competing Infringement” has the meaning set forth in Section 8.7.1 (Notification). 1.32. [**] 1.33. “Competing Program” has the meaning set forth in Section 2.7 (Acquirer Engaged in Competing Program). 1.34. “Confidential Information” means (a) the terms of this Agreement and (b) with respect to a Party, except as otherwise expressly provided in this Agreement, all information (including chemical or biological materials, sequence listings, correspondence, customer lists, data, formulae, improvements, inventions, 10 Know-How, processes, Regulatory Approvals, Regulatory Submissions and other regulatory filings, reports, strategies, techniques, or other information) that is disclosed by or on behalf of such Party or any of its Affiliates to the other Party or any of its Affiliates pursuant to this Agreement, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other Party by or on behalf of the Disclosing Party in oral, written, visual, graphic, or electronic form. 1.35. “Confidentiality Agreement” means the Confidentiality Agreement dated April 19, 2024, between the Parties. 1.36. “Control” means the possession by a Party (whether by ownership, license, or otherwise), other than as described in this Agreement, of, (a) with respect to any materials, the legal authority or right to physical possession of such materials, with the right to provide such materials to the other Party on the terms set forth herein, (b) with respect to Patent Rights, Regulatory Approvals, Regulatory Submissions, Know-How, or other intellectual property right, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under such Patent Rights, Regulatory Approvals, Regulatory Submissions, Know-How, or other intellectual property on the terms set forth herein, or (c) with respect to a product or component thereof, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under Patent Rights that Cover or proprietary Know-How that is incorporated in or embodies, such product or component on the terms set forth herein, in each case ((a), (b), and (c)), without breaching or otherwise violating the terms of any arrangement or agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use, licenses, or sublicense. Notwithstanding the foregoing, Lexicon and its Affiliates will not be deemed to Control any Acquirer Intellectual Property unless, and solely to the extent that, such Acquirer Intellectual Property (i) is used by Lexicon or the Acquirer, or any of their respective Affiliates, to perform Lexicon’s obligations under this Agreement, (ii) in the case of Acquirer Intellectual Property that is Know-How, is disclosed by or on behalf of Lexicon or the Acquirer, or any of their respective Affiliates, to Novo Nordisk under this Agreement, or (iii) Lexicon or any of its Affiliates Controlled such intellectual property rights prior to the date of such Change of Control. 1.37. “Cover,” “Covering,” or “Covered” means, when used to refer to the relationship between a particular Patent Right and particular subject matter, that the manufacture, use, sale, offer for sale, or importation of such subject matter would fall within the scope of one or more claims in, or is otherwise claimed by, such Patent Right. 1.38. “Covered Licensed Product” means a Licensed Product that is Covered by a Royalty Term Extending Patent Right. 1.39. “Defaulting Party” has the meaning set forth in Section 12.3.3 (Cure Periods for Material Breaches). 1.40. “Deliverable” means any deliverable to be generated or provided by Lexicon in connection with the performance of the Lexicon Research Activities. 1.41. “Development” means all activities relating to research and other non-clinical and clinical drug development activities, including toxicology, carcinogenicity, pharmacology, assay development and other non-clinical efforts, statistical analysis, formulation development, delivery system development, translational medicine activities, companion diagnostics development, the performance of Clinical Trials or other activities (including interacting with Regulatory Authorities) in furtherance of obtaining Regulatory Approval of products. When used as a verb, “Develop” means to engage in Development activities. For clarity, “Development” will not include any Commercialization, Medical Affairs, or Manufacturing activities. 11 1.42. “Development Milestone Event” has the meaning set forth in Section 7.2.1 (Development Milestones Events and Payments). 1.43. “Development Milestone Payments” has the meaning set forth in Section 7.2.1 (Development Milestones Events and Payments). 1.44. “Development Report” has the meaning set forth in Section 6.6 (Development Reports). 1.45. “Directed To” means, with respect to a compound or product and a target, that such compound or product [**]. 1.46. “Disclosing Party” has the meaning set forth in Section 9.1 (Confidential Information; Non- Disclosure and Non-Use Obligations). 1.47. “Dispute” has the meaning set forth in Section 13.2 (Disputes). 1.48. “DOJ” means the U.S. Department of Justice. 1.49. “Dollar” or “USD” means a U.S. dollar, and “$” will be interpreted accordingly. 1.50. “Effective Date” has the meaning set forth in the preamble. 1.51. “Event Quarter” has the meaning set forth in Section 7.6.4 (Inflation Reduction Act Deductions). 1.52. “Excluded Claim” has the meaning set forth in Section 13.5 (Excluded Claims). 1.53. “Executive Officers” means (a) with respect to Lexicon, its Chief Executive Officer and (b) with respect to Novo Nordisk, its Chief Scientific Officer, or in each case ((a) and (b)), any other person that such officer designates from time to time. 1.54. “Existing Patent Rights” has the meaning set forth in Section 10.2.3(a) (Existing Patent Rights). 1.55. “Exploitation” means to Develop, Manufacture, perform Medical Affairs activities, Commercialize, or otherwise exploit. When used as a verb, to “Exploit” means to engage in any of the foregoing activities. 1.56. “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §301 et seq., as amended from time to time, together with any rules, regulations, and requirements promulgated thereunder. 1.57. “FDA” means the United States Food and Drug Administration and any successor Regulatory Authority having substantially the same function. 1.58. “Field” means all uses in humans and animals in all Indications including prophylactic, diagnostic, and therapeutic uses across all doses and forms of administration. 1.59. “Firewalls” means industry-standard walls and screens established between Lexicon and an Acquirer of Lexicon that has a Competing Program that ensure that no Confidential Information, Licensed Know-How, Joint Arising Know-How, or other non-public information or materials relating to any Licensed Compounds or Licensed Products are accessible by personnel of the Acquirer. For purposes of this definition, “Firewalls” will include: [**]. 12 1.60. “Firm Order Period” has the meaning set forth in Section 5.2.2 (Supply Terms). 1.61. “Firm Order Quantity” has the meaning set forth in Section 5.2.2 (Supply Terms). 1.62. “First Commercial Sale” means, with respect to a Licensed Product in any country, on a Licensed Product-by-Licensed Product and country-by-country basis, the first commercial transfer or disposition for value of such Licensed Product for end use in such country to a Third Party (not being a Sublicensee for the relevant Licensed Product) by Novo Nordisk or any of its Affiliates or Sublicensees after such Licensed Product has been granted Regulatory Approval in such jurisdiction for such country and where the sale results in recordable Net Sales. The following sales will not constitute a “First Commercial Sale”: (a) any distribution or other sale solely for so-called investigational new drug sales, clinical studies, compassionate or emergency use, named patient programs, promotional samples, testing samples, donations or any similar instances; and (b) sales between Novo Nordisk or its Affiliates or Sublicensees. 1.63. [**] 1.64. “Force Majeure” means conditions beyond a Party’s reasonable control or ability to plan for, including acts of God; war, terrorism, or civil commotion; labor strike or lock-out; voluntary or involuntary compliance with any regulation, law, or order of any Governmental Authority; epidemics or pandemics; failure or default of public utilities or common carriers; and destruction of facilities or materials by fire, earthquake, storm, or like catastrophe. 1.65. “FTC” means the United States Federal Trade Commission or any successor agency thereto. 1.66. “FTE” means the equivalent of a full-time employee or consultant based on annual working hours of [**] per year (with no further reductions for vacations and holidays). Overtime, and work on weekends, holidays and the like will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. Additionally, any individual contributing fewer than [**] per Calendar Year (or equivalent pro-rata portion thereof for any partial Calendar Year during the Term) will be deemed a fraction of an FTE on a pro-rata basis. The portion of an FTE year devoted by an employee or consultant to activities contemplated by this Agreement will be determined by dividing the number of hours during any twelve-month period devoted by such employee or consultant to such activities by [**]; provided that no matter how many hours an individual employee or consultant works in such twelve-month period, such employee or consultant will in no event count for more than one FTE. 1.67. “FTE Costs” means, for any period, the FTE Rate multiplied by the number of FTEs in such period. FTEs will be pro-rated on a daily basis if necessary. 1.68. “FTE Rate” means a rate of $[**], per FTE per Calendar Year (pro-rated for any partial Calendar Year and for any partial Calendar Year during the Term). 1.69. “GAAP” means the United States generally accepted accounting principles. 1.70. “Generic Product” means, with respect to a given Licensed Product in a given country, a product that (a) is sold or marketed for sale in such country by a Third Party that has not obtained the rights to market or sell such product as a Sublicensee of Novo Nordisk and (b) (i) contains the same active ingredient as such Licensed Product and has received marketing approval in reliance, in whole or in part, on a prior Regulatory Approval of such Licensed Product or (ii) otherwise has received approval to be sold in reliance, in whole or in part, on a prior Regulatory Approval of such Licensed Product, including any product authorized for sale (A) in the United States pursuant to Section 505(b)(2) or Section 505(j) of the FFDCA

13 (21 U.S.C. § 355(b)(2) or 21 U.S.C. § 355(j), respectively), or (B) in any other country or jurisdiction pursuant to comparable Applicable Laws or if no such comparable Applicable Laws exist in such country or jurisdiction, is approved by an expedited process that relies in whole or in part on data generated for the first Regulatory Approval of the Licensed Product. 1.71. “Good Laboratory Practices” or “GLPs” means (a) the then-current requirements, standards, practices and procedures promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58; and (b) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time. 1.72. “Good Manufacturing Practices” or “GMPs” means (a) the then-current good manufacturing practices and standards promulgated or endorsed by the FDA, as set forth in 21 C.F.R. Parts 210 and 211 and (b) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time. 1.73. “Government Official” means: (a) any officer, employee (including physicians, hospital administrators, or other healthcare professionals), agent, representative, department, agency, official, or subdivision of any government, military, or international organization, including any ministry or department of health or any state-owned or affiliated company or hospital; (b) any candidate for political office, any political party, or any official of a political party; or (c) any Person acting in an official capacity on behalf of any of the foregoing. 1.74. “Governmental Authority” means any United States or foreign federal, state, or local government authority of any nature or political subdivision thereof, any multinational organization or authority, or any authority, agency, or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, any court or tribunal (or any department, bureau, or division thereof), or any governmental arbitrator or arbitral body, including, for clarity, a Regulatory Authority. 1.75. “Human Rights” means dignity and rights inherent in all people, stipulated in the International Bill of Human Rights and core Human Rights Conventions. 1.76. “Human Rights Legislation” means the United Nations Guiding Principles on Business and Human Rights (UNGP) and any applicable laws and regulations implementing UNGP, requiring companies to respect Human Rights, by avoiding possible negative impact on Human Rights and addressing such impacts if the company is involved in them. 1.77. “ICC” has the meaning set forth in Section 13.2 (Disputes). 1.78. “IFRS” means the International Financial Reporting Standards. 1.79. “IND” means an investigational new drug application filed with the FDA pursuant to 21 C.F.R. Part 312 or any similar application, including an investigational medicinal product dossier (IMPD) in Europe, filed with a Regulatory Authority in a country other than the U.S. required to commence Clinical Trials of a pharmaceutical or biologic product, and all supplements or amendments that may be filed with respect to the foregoing. 1.80. “Indemnified Party” has the meaning set forth in Section 11.3 (Indemnification Procedure). 1.81. “Indemnify” has the meaning set forth in Section 11.1 (Indemnification by Lexicon). 1.82. “Indemnifying Party” has the meaning set forth in Section 11.3 (Indemnification Procedure). 14 1.83. “IND-Enabling Studies” means [**]. 1.84. “Indication” means a separate and distinct disease, syndrome, disorder, or medical condition, that a Licensed Product [**]. 1.85. “Indirect Tax” has the meaning set forth in Section 7.12.4 (Indirect Tax). 1.86. “Inflation Reduction Act” or “IRA” means P.L. 117-169 (Aug. 16, 2022), as codified at 42 U.S.C. § 1320f, 42 U.S.C. § 1395w-3a and 42 U.S.C. § 1395w-114a (inter alia), as it may be amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto). 1.87. “Infringement” has the meaning set forth in Section 8.7.1 (Notification). 1.88. “Initial Indication” means obesity. For clarity, the “Initial Indication” includes the primary disease of obesity and all variants (whether classified by severity or otherwise), sub-types, sub-divisions, or sub- classifications within such primary disease and all primary symptoms associated with obesity, including weight management generally. 1.89. “Initial Research Plan” has the meaning set forth in Section 4.1 (Research Plan). 1.90. “Internal Compliance Codes” means a Party’s internal policies and procedures intended to ensure that such Party complies with Applicable Laws, Party-Specific Regulations, and such Party’s internal ethical, medical, and similar standards. 1.91. “Invus” has the meaning set forth in Section 1.12 (Affiliate). 1.92. “Joint Arising Know-How” has the meaning set forth in Section 8.2.3 (Joint Arising Technology). 1.93. “Joint Arising Patent Rights” has the meaning set forth in Section 8.2.3 (Joint Arising Technology). 1.94. “Joint Arising Technology” has the meaning set forth in Section 8.2.3 (Joint Arising Technology). 1.95. “JSC” has the meaning set forth in Section 3.1 (Joint Steering Committee). 1.96. “JSC Chair” has the meaning set forth in Section 3.1 (Joint Steering Committee). 1.97. “Know-How” means all commercial, technical, scientific, and other know-how and information, in each case, that is not in the public domain or otherwise publicly known, including concepts, strategies, models, instructions, materials, protocols, inventions, discoveries, trade secrets, knowledge, technology, methods, processes, practices, formulae, amino acid sequences, nucleotide sequences, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, and data and results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, preclinical, clinical, safety, manufacturing, and quality control data and know how, including regulatory data, study designs, and protocols), in all cases, whether or not patentable and in written, electronic, or any other form now known or hereafter developed, but expressly excluding all Patent Rights. For clarity, Know-How includes any such information comprised or embodied in any applicable physical materials but excludes Patent Rights. 1.98. “Lexicon” has the meaning set forth in the preamble. 15 1.99. “Lexicon Arising Know-How” has the meaning set forth in Section 8.2.1 (Lexicon Arising Technology). 1.100. “Lexicon Arising Patent Right” has the meaning set forth in Section 8.2.1 (Lexicon Arising Technology). 1.101. “Lexicon Arising Technology” has the meaning set forth in Section 8.2.1 (Lexicon Arising Technology). 1.102. “Lexicon Indemnitees” has the meaning set forth in Section 11.2 (Indemnification by Novo Nordisk). 1.103. “Lexicon Manufacturing Activities” has the meaning set forth in Section 5.1 (Manufacturing and Supply Responsibilities). 1.104. “Lexicon Research Activities” has the meaning set forth in Section 4.2 (Lexicon Research Activities). 1.105. “Licensed Compound” means (a) LX9851, (b) any compound in the LX9851 Library, (c) any improvements, intermediates, derivatives, analogs, salts, hydrates, solvates, enantiomers, regioisomers, isomers, stereoisomers, polymorphs, metabolites and prodrugs (including ester prodrugs) of any compound described in the foregoing clauses (a) or (b), and (d) any and all other compounds or compositions Directed To ACSL5 that are Controlled by Lexicon or its Affiliates. 1.106. “Licensed Know-How” means any Know-How Controlled by Lexicon or any of its Affiliates as of the Effective Date or during the Term, including any Lexicon Arising Know-How, but expressly excluding any Joint Arising Know-How, [**] to (a) Exploit one or more Licensed Compounds or Licensed Products or (b) otherwise perform any Novo Nordisk Assumed Research Activities. 1.107. “Licensed Patent Right” means any Patent Right Controlled by Lexicon or any of its Affiliates as of the Effective Date or during the Term, including any Lexicon Arising Patent Right, but expressly [**]. 1.108. “Licensed Product” means a product that comprises, consists of, incorporates, contains, or uses a Licensed Compound. 1.109. “Licensed Technology” means all Licensed Know-How, Licensed Patent Rights, and Joint Arising Technology. 1.110. “Losses” has the meaning set forth in Section 11.1 (Indemnification by Lexicon). 1.111. “LX9851” means the small molecule ACSL5 inhibitor coded by Lexicon as LX9851 and set forth on Schedule 1.111 (LX9851). 1.112. “LX9851 Library” means Lexicon’s proprietary compound library associated with LX9851 set forth in Schedule 1.112 (LX9851 Library) as updated from time-to-time in accordance with Section 2.2 (Non-Exclusive License to Novo Nordisk). 1.113. “MAA” or “Marketing Authorization Application” means a new drug application as set forth in 21 U.S.C. § 355(b)(1) and the regulations promulgated by FDA thereunder or other marketing authorization application, in each case, filed with the applicable Regulatory Authority in a country or other regulatory 16 jurisdiction, which application is required to commercially market or sell a pharmaceutical or biologic product in such country or jurisdiction (and any amendments thereto). 1.114. “Major European Market” means any of France, Germany, Italy, Spain, or the United Kingdom. 1.115. “Manufacture” or “Manufacturing” means, with respect to any product (including active pharmaceutical ingredient and other material contained therein), any and all activities related to the manufacture of such product, including qualification, validation and scale-up, pre-clinical, clinical, and commercial manufacture, packaging, labeling, filling, finishing, assembly, processing, in-process and finished product testing, release of such product or any component or ingredient thereof, quality assurance, quality control and audit activities related to manufacturing, testing and release of such product, ongoing stability tests, record-keeping, storage, shipping, supply or storage of such product (or any components or process steps involving such product or any companion diagnostic), placebo or comparator agent, as the case may be, product characterization, technical support activities, and regulatory activities related to any of the foregoing, but excluding any activities directed to Commercialization, Development, or Medical Affairs. 1.116. [**] 1.117. “Medical Affairs” means, with respect to a Licensed Product, any and all activities performed by or on behalf of a Party’s or its Affiliates’ medical affairs departments interacting with physicians or other healthcare professionals who may utilize or conduct research related to a pharmaceutical or biological product, including: [**]. “Medical Affairs” does not include Development, Manufacturing, or Commercialization. 1.118. [**] 1.119. “Milestone Events” has the meaning set forth in Section 7.3 (Sales Milestones). 1.120. “Milestone Payments” has the meaning set forth in Section 7.3 (Sales Milestones). 1.121. “Net Sales” means, as calculated with respect to a Licensed Product [**] applied on a consistent basis from the sale of such Licensed Product by Novo Nordisk or its Affiliates or Sublicensees to Third Party(ies) (including Third Party Distributors), less the following deductions, in each case, that are not duplicative and that are actually incurred, allowed, paid, accrued, or otherwise specifically allocated to or for such Licensed Product: 1.121.1. [**]; 1.121.2. [**]; 1.121.3. [**]; 1.121.4. [**]; 1.121.5. [**]; 1.121.6. [**]; and 1.121.7. [**].

17 Net Sales will not include sales to Affiliates or Sublicensees to the extent that such Affiliate or Sublicensee purchasing the Licensed Product intends to resell such Licensed Product to a Third Party. However, subsequent sales of Licensed Product by Novo Nordisk’s Affiliates or Sublicensees to a Third Party (including to a distributor) will be included in Net Sales when sold in the market. Net Sales will further not include any distribution or other sale solely for so-called investigational new drug sales, clinical studies, compassionate or emergency use, named patient or single patient programs, expanded access or indigent programs, promotional samples, testing samples, donations, or any other similar instances. For clarity, Net Sales will not include the selling price of an Other Component when such same Other Component is sold separately from the Licensed Product in that country. (a) [**]; (b) [**]; (c) [**]; and (d) [**]. 1.122. “New License Agreement” has the meaning set forth in Section 12.5.2 (Survival of Sublicenses). 1.123. “Non-Defaulting Party” has the meaning set forth in Section 12.3.3 (Cure Periods for Material Breaches). 1.124. “Notice of Rejection” has the meaning set forth in Section 5.2.5 (Supply Terms). 1.125. “Novo Nordisk” has the meaning set forth in the preamble. 1.126. “Novo Nordisk Arising Know-How” has the meaning set forth in Section 8.2.2 (Novo Nordisk Arising Technology). 1.127. “Novo Nordisk Arising Patent Right” has the meaning set forth in Section 8.2.2 (Novo Nordisk Arising Technology). 1.128. “Novo Nordisk Arising Technology” has the meaning set forth in Section 8.2.2 (Novo Nordisk Arising Technology). 1.129. “Novo Nordisk Assumed Research Activities” has the meaning set forth in Section 4.5 (Novo Nordisk Assumed Research Activities). 1.130. “Novo Nordisk Indemnitee” has the meaning set forth in Section 11.1 (Indemnification by Lexicon). 1.131. “Novo Nordisk Product Data” has the meaning set forth in Section 12.5.7(b) ([**]). 1.132. “Other Components” has the meaning set forth in Section 1.28 (Combination Product). 1.133. “Out-of-Pocket Costs” means costs and expenses paid by a Party or any of its Affiliates to Third Parties for goods or services, but not including any FTE Costs or such Party’s, or any of its Affiliates’, other internal or general overhead costs or expenses. 18 1.134. “Party” or “Parties” has the meaning set forth in the preamble. 1.135. “Party-Specific Regulations” has the meaning set forth in Section 10.5.4 (Compliance with Party- Specific Regulations). 1.136. “Patent Right” means the rights and interests in and to issued patents and pending patent applications (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and priority rights) in any country or region where filed, including all provisional applications, non-provisional applications, substitutions, continuations, supplementary protection certificates, continuations-in-part, continued prosecution applications including requests for continued examination, divisional applications and renewals, and all letters patent or certificates of invention granted thereon, and all reissues, reexaminations, extensions (including pediatric exclusivity patent extensions), term restorations, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing, and all foreign counterparts of any of the foregoing. 1.137. “Paying Party” has the meaning set forth in Section 7.12.2 (Withholding Tax). 1.138. “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or other similar entity or organization, including a government or political subdivision, department, or agency of a government. 1.139. “Phase 1 Trial” means a Clinical Trial of a Licensed Product that generally provides for the first introduction into humans of a Licensed Product and is designed to generate information on safety, metabolism, and pharmacokinetic properties and pharmacological activity of such Licensed Product and that is generally consistent with the description of a Phase 1 study in 21 C.F.R. § 312.21(a), or any successor regulation thereto or foreign equivalents. 1.140. “Phase 2 Trial” means a Clinical Trial of a Licensed Product that is designed to evaluate initial efficacy and safety for a particular Indication in patients with the disease or condition under study and that is generally consistent with the description of a Phase 2 study in 21 C.F.R. § 312.21(b), or any successor regulation thereto or foreign equivalents. 1.141. “Phase 3 Trial” means a Clinical Trial of a Licensed Product that is designed to demonstrate that such product is safe and effective for an Indication and is intended to form the basis for approval of an MAA by the FDA or equivalent Regulatory Authority and that is generally consistent with the description of a Phase 3 study in 21 C.F.R. § 312.21(c), or any successor regulation thereto or foreign equivalents. Notwithstanding any provision to the contrary set forth in this Agreement, treatment of patients as part of an expanded access program, compassionate sales or use program (including named patient program or single patient program), or an indigent program, in each case, will not be included in determining whether or not a clinical trial is a Phase 3 Trial or whether a patient has been dosed thereunder. 1.142. [**] 1.143. “Pricing and Reimbursement Approval” means [**]. 1.144. “Program Data” has the meaning set forth in Section 4.8 (Information Security). 1.145. “Program Personnel” has the meaning set forth in Section 1.59 (Firewalls). 19 1.146. “Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a particular Patent Right in a jurisdiction in the Territory, the preparation, drafting, filing, prosecution, maintenance, correspondences with the applicable Governmental Authorities therefor, and extension of such Patent Right (including any patent office proceedings such as any oppositions, interferences, reissue proceedings, ex- parte reexaminations, and post-grant proceedings for such Patent Right). 1.147. “Receiving Party” has the meaning set forth in Section 9.1 (Confidential Information; Non- Disclosure and Non-Use Obligations). 1.148. “Recipient” has the meaning set forth in Section 7.12.2 (Withholding Tax). 1.149. “Redacted Agreement” has the meaning set forth in Section 9.7(b) (Required Filings of Agreement). 1.150. “Regulatory Approval” means, collectively, any and all approvals (including MAAs), licenses, registrations, or authorizations of any Regulatory Authority that are necessary to Commercialize a pharmaceutical or biologic product (including a Licensed Product) in a given jurisdiction, including any supplements and amendments thereto, [**]. 1.151. “Regulatory Authority” means any Governmental Authorities with authority over the Development, Manufacture, or Commercialization of a pharmaceutical or biologic product (including a Licensed Product), including the right to grant Regulatory Approvals, which includes the FDA in the U.S., and any other applicable Governmental Authorities having jurisdiction. 1.152. “Regulatory Submissions” means all (a) applications, filings, dossiers, and other documents submitted to a Regulatory Authority in support of the Development, Manufacture, and Commercialization of, or to obtain Regulatory Approval for, a pharmaceutical or biologic product, including all INDs and MAAs; (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents and data with respect thereto, including all adverse event files and complaint files; (c) supplements or changes to any of the foregoing following Regulatory Approval; and (d) clinical, non- clinical, manufacturing, and other data contained or relied upon in any of the foregoing; in each case ((a), (b), (c), and (d)) relating to a Licensed Product. 1.153. “Representatives” has the meaning set forth in Section 10.1.7 (Mutual Representations). 1.154. “Research Plan” has the meaning set forth in Section 4.1 (Research Plan). 1.155. “Research Records” has the meaning set forth in Section 4.7.2 (Records). 1.156. “Research Report” has the meaning set forth in Section 4.7.1 (Research Reports). 1.157. [**] 1.158. “Results” means any (a) results, information, data, presentations, summaries, and analyses that are generated, identified, or discovered pursuant to or prepared as a result of, or in connection with the performance of activities under the Research Plan, and (b) intellectual property rights that Cover or are otherwise related to any of the foregoing. 1.159. [**] 20 1.160. “Royalty Payments” has the meaning set forth in Section 7.4 (Royalties). 1.161. “Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the time period beginning on the First Commercial Sale of a Licensed Product in a country and expiring on the later of: (a) the 10th anniversary of the date of First Commercial Sale of such Licensed Product in such country, and (b) the expiration of the last-to-expire Valid Claim of a Royalty Term Extending Patent Right that would be, but for the licenses granted under this Agreement, infringed by the sale of such Licensed Product in the applicable country. 1.162. “Royalty Term Extending Patent Right” means, with respect to a Licensed Product, any Licensed Patent Right or Joint Arising Patent Right that Covers (a) [**] or (b) [**]. 1.163. “Sales Milestone Event” has the meaning set forth in Section 7.3 (Sales Milestones). 1.164. “Sales Milestone Payment” has the meaning set forth in Section 7.3 (Sales Milestones). 1.165. [**] 1.166. “Special Meeting” has the meaning set forth in Section 3.3 (Meetings). 1.167. “Subcontractor” means a Third Party contractor engaged by a Party to perform certain obligations or exercise certain rights of such Party under this Agreement on a fee-for-service basis (including any contract research organizations and contract manufacturing organizations). 1.168. “Sublicensee” means any Person, other than a Party or an Affiliate of a Party, to whom a Party (or a downstream Sublicensee of a Party) grants a sublicense of the licenses or rights granted to such Party under this Agreement. 1.169. “Tax” means any wherever arising federal, state, local, regional, municipal, or other tax or taxation, levy duty, charge, withholding, or other assessment of any kind (including any related fine, penalty, addition to tax surcharge, or interest) imposed by, or payable to, a Governmental Authority, including sales, use excise, stamp, transfer, property, value added, goods and services, withholding, and franchise taxes. 1.170. “Term” has the meaning set forth in Section 12.1 (Term). 1.171. “Terminated Compound” means (a) any Licensed Compound with respect to which this Agreement is terminated or expires pursuant to Article 12 (Term; Termination), and (b) in the event of termination or expiration of this Agreement in its entirety, all Licensed Compounds. 1.172. “Terminated Country” means (a) any country in the Territory with respect to which this Agreement is terminated or expires pursuant to Article 12 (Term; Termination), and (b) in the event of termination or expiration of this Agreement in its entirety, all countries in the Territory. 1.173. “Terminated Product” means (a) any Licensed Product with respect to which this Agreement is terminated or expires pursuant to Article 12 (Term; Termination), and (b) in the event of termination or expiration of this Agreement in its entirety, all Licensed Products. 1.174. “Territory” means worldwide. 1.175. “Third Party” means any Person other than a Party or a Party’s Affiliates.

21 1.176. “Third Party Claims” has the meaning set forth in Section 11.1 (Indemnification by Lexicon). 1.177. “Third Party Distributor” means any Third Party appointed by Novo Nordisk or any of its Affiliates or its or their Sublicensees to distribute (but not Develop or Manufacture) Licensed Product(s), with or without packaging rights, to customers in one or more countries in the Territory, in circumstances where the Third Party purchases Licensed Product(s) from Novo Nordisk or its Affiliates or its or their Sublicensees but does not otherwise make any royalty, profit-sharing, or other payment (separate from a payment for supply of Licensed Product) to Novo Nordisk or its Affiliates or its or their Sublicensees with respect to Licensed Product(s). 1.178. “Third Party IP Payments” has the meaning set forth in Section 7.6.3 (Third Party Payments). 1.179. “U.S.” or “United States” means the United States of America and its possessions and territories, including Puerto Rico. 1.180. “Valid Claim” means, with respect to a particular country, (a) a claim of any issued and unexpired patent in such country whose validity, enforceability, or patentability has not been terminated by any of the following: (i) irretrievable lapse, abandonment, revocation, dedication to the public, or disclaimer; or (ii) a holding, finding, or decision of invalidity, unenforceability, or non-patentability, from which decision no appeal can be further taken, or (b) a claim within a patent application in such country that has not been pending for more than [**] from the earliest date to which such claim or the applicable patent application is entitled to claim priority and which claim has not been revoked, cancelled, withdrawn, held invalid, or abandoned. 1.181. “Visual Inspection” has the meaning set forth in Section 5.2.6 (Supply Terms). 2. LICENSE GRANT; EXCLUSIVITY 2.1. Exclusive License to Novo Nordisk. Lexicon, on behalf of itself and its Affiliates, hereby grants to Novo Nordisk an exclusive (even as to Lexicon and its Affiliates, but subject to Lexicon’s retained right to perform its obligations under this Agreement), royalty-bearing, transferrable, sublicensable (solely in accordance with Section 2.3 (Sublicenses)) license under the Licensed Technology to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory and to otherwise perform its obligations and exercise its rights, in each case, under this Agreement. 2.2. Non-Exclusive License to Novo Nordisk. Lexicon, on behalf of itself and its Affiliates, hereby grants to Novo Nordisk during the Term a non-exclusive, royalty-free, non-transferrable, non- sublicensable license to access, query, and search the LX9851 Library. In connection therewith, Lexicon will provide Novo Nordisk with direct access to the LX9851 Library and will make its personnel reasonably available to Novo Nordisk so as to enable Novo Nordisk to practice the foregoing license. To the extent any proprietary compounds associated with LX9851 are discovered by or on behalf of Lexicon or its Affiliates in the performance of the Lexicon Research Activities, Lexicon will promptly notify Novo Nordisk thereof and Schedule 1.112 (LX9851 Library) will automatically be updated to include such proprietary compounds. 2.3. Sublicenses. Novo Nordisk will have the right to grant sublicenses of the rights granted to it under Section 2.1 (Exclusive License to Novo Nordisk) through multiple tiers to any Affiliate or Third Party, including to any Subcontractor engaged by or on behalf of Novo Nordisk or any of its Affiliates; provided that: (a) any such sublicense must be consistent with and subject to the applicable terms of this Agreement and must include confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement; and (b) Novo Nordisk will remain responsible for the performance of its Sublicensees under this 22 Agreement as if such activities conducted by a Sublicensee were conducted by Novo Nordisk and shall remain responsible for any payments due hereunder with respect to activities of any Sublicensees. [**]. 2.4. Subcontracting by Novo Nordisk. Subject to Section 2.3 (Sublicenses), Novo Nordisk will be entitled to engage one or more Subcontractors to perform any of its obligations or exercise any of its rights under this Agreement if such engagement is in accordance with Novo Nordisk’s standard practice for engaging Subcontractors. 2.5. Exclusivity. Subject to Section 2.7 (Acquirer Engaged in Competing Program), during the Term [**], Lexicon will not (and will not permit any of its Affiliates to), either alone or with or through any Third Party, Exploit any Competing Product or grant any rights under, or otherwise provide access to any Third Party under, any intellectual property rights Controlled by Lexicon or any of its Affiliates to Exploit a Competing Product, except as required for Lexicon to perform the Lexicon Research Activities under the Research Plan and the Lexicon Manufacturing Activities, in each case, in accordance with this Agreement. For clarity, the restrictions set forth in this Section 2.5 (Exclusivity) shall not prevent Lexicon or any of its Affiliates from conducting any non-clinical research activity to research products Directed To targets other than ACSL5. 2.6. Acknowledgement. Lexicon acknowledges and agrees that (a) Section 2.5 (Exclusivity) has been negotiated by the Parties, (b) the geographical and time limitations on activities set forth in Section 2.5 (Exclusivity) are reasonable, valid, and necessary in light of the Parties’ circumstances and necessary for the adequate protection of the Exploitation of the Licensed Compounds and Licensed Products, and (c) Novo Nordisk would not have entered into this Agreement without the protection afforded it by Section 2.5 (Exclusivity). If, notwithstanding the foregoing, a court of competent jurisdiction determines that the restrictions set forth in Section 2.5 (Exclusivity) are too broad or otherwise unreasonable (for example, due to a change in circumstance) under Applicable Law, including with respect to duration, geographic scope, or space, then the court is hereby requested and authorized by the Parties to, and if the court cannot do so, then the Parties will, revise Section 2.5 (Exclusivity) to include the maximum restrictions allowable under Applicable Law. 2.7. Acquirer Engaged in Competing Program. Lexicon will not be in breach of the restrictions set forth in Section 2.5 (Exclusivity) if Lexicon or any of its Affiliates undergoes a Change of Control with a Third Party (together with such Third Party and its Affiliates following the closing of the applicable Change of Control transaction, the “Acquired Party”) that (either directly or through an Affiliate, or in collaboration with any other Third Party) [**] is performing any activity that would, if conducted by Lexicon, cause Lexicon to breach its exclusivity obligations set forth in Section 2.5 (Exclusivity) (any such activities, a “Competing Program”), as to such Party, as long as (a) no Confidential Information or intellectual property rights of Novo Nordisk, Licensed Technology, or Arising Technology is used by or on behalf of such Acquired Party or its Affiliates in connection with such Competing Program and (b) such Acquired Party institutes commercially reasonable technical and administrative safeguards to ensure the requirements set forth in the foregoing clause (a) are met, including by creating Firewalls. 2.8. No Implied Rights. Except for the licenses and rights expressly granted under this Agreement, no rights, title, or interests of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by a Party to the other Party. All rights with respect to Know-How, Patent Rights, or other intellectual property rights that are not specifically granted herein are reserved to the owner thereof. 3. GOVERNANCE 23 3.1. Joint Steering Committee. Within [**] following the Effective Date, the Parties will form a joint steering committee consisting of an equal number of up to three representatives of each Party (the “JSC”) to oversee the Lexicon Research Activities and the Lexicon Manufacturing Activities. The JSC will be comprised of representatives of Novo Nordisk and Lexicon, each of whom will have the appropriate experience, expertise, and decision-making authority to perform its responsibilities on the JSC. Each Party will designate in writing up to three such representatives for the JSC. The JSC may elect to vary the number of representatives from time to time. Either Party may replace its representatives with other individuals at any time upon prior written notice to the other Party (including via email notification), provided that such individuals meet the requirements set forth in this Section 3.1 (Formation). The JSC may invite other personnel of either Party from relevant support functions to participate in the discussions and meetings of the JSC, provided that such participants will have no voting authority at the JSC and that any such non-employee participants are bound by written obligations of non-use and confidentiality and obligations to assign intellectual property that are at least as restrictive or protective of the Parties and their respective intellectual property and Confidential Information as those set forth in this Agreement, including those set forth in Article 8 (Intellectual Property) and Article 9 (Confidentiality; Publicity). In addition, if either Party intends to have any Third Party (including any consultant) attend such a meeting, then such Party will obtain the other Party’s approval for such Third Party to attend such meeting, which approval will not be unreasonably withheld, conditioned, or delayed and which approval may be provided via email. The JSC will have a chairperson, to be designated by Novo Nordisk (the “JSC Chair”). The JSC Chair will be responsible for calling and convening meetings but will have no special authority over the other members of the JSC, and will have no additional voting rights. 3.2. Authority. The JSC will oversee and monitor the progress of the Lexicon Research Activities and the Lexicon Manufacturing Activities; provided that Lexicon will retain sole control over the manner of its performance of the Lexicon Research Activities and Lexicon Manufacturing Activities in accordance with this Agreement. Within such scope the JSC will, subject to Section 3.4 (Decision Making Authority) and Section 3.6 (Limits of JSC Decision Making Authority): 3.2.1. review, discuss, and determine whether to approve updates to the Research Plan pursuant to Section 4.1 (Research Plan); 3.2.2. serve as a forum to review and discuss the Lexicon Research Activities, including progress under the Research Plan and the Research Reports pursuant to Section 4.7.1 (Research Reports); 3.2.3. serve as a forum to review and discuss the Lexicon Manufacturing Activities pursuant to Article 5 (Manufacturing); 3.2.4. coordinate and oversee (or designate a working group to oversee) the technology transfers under Section 5.4 (Manufacturing Technology Transfer) and Section 4.6 (Technology Transfer); 3.2.5. review, discuss, and determine whether to approve the technology transfer plan for the transfer of all Licensed Know-How for the Manufacture of Licensed Compounds and Licensed Products pursuant to Section 5.4 (Manufacturing Technology Transfer Obligation); and 3.2.6. perform any and all other tasks and responsibilities that are expressly attributed to the JSC under this Agreement or as otherwise agreed by the Parties in writing. 24 3.3. Meetings. The JSC and each of its working groups (if any) will meet at least once per Calendar Quarter during the Term until the completion of all Lexicon Research Activities under the Research Plan and all Lexicon Manufacturing Activities. In addition, the Parties may agree in writing to meet more often. Not less than [**] prior to any JSC meeting that is not a Special Meeting, written notice will be given by the Alliance Managers to all members of the JSC, in English, setting out in an agenda an outline of the particulars of the matters to be considered at the JSC meeting, including the status of the Lexicon Research Activities and the Lexicon Manufacturing Activities. The JSC and each of its working groups (if any) may conduct such meetings by telephone, videoconference, internet meeting, or in person, as determined by their members for each meeting. Each Party may call special meetings of the JSC or any of its working groups (if any) with at least [**] prior written notice to the other Party, or a shorter time period in exigent circumstances, to resolve significant matters requested by such Party that are within the purview of the JSC or the working group (if any), as applicable (a “Special Meeting”) and that must be addressed before the next regularly scheduled meeting of the JSC or working group (if any). In the case of a Special Meeting of the JSC or any of its working groups (if any) called by a Party, the proposed agenda items, including any decision(s) requested to be made by the JSC or working group (if any) at such meeting, and appropriate information with respect to such proposed items, will be provided by the Party requesting such Special Meeting to the JSC Chair and Alliance Managers no later than [**] before the Special Meeting. Each Party is responsible for its own costs and expenses incurred in connection with participating in and attending all such meetings. The Alliance Managers or their designees will keep minutes of each JSC and working group (if any) meeting such that the minutes record in writing all decisions made, action items assigned or completed, and other applicable matters. The Alliance Managers will send such meeting minutes to all members of the JSC or the applicable working group, as applicable, within [**] after such a meeting for their review. Each Party through its Alliance Manager will have [**] from its receipt of such minutes during which to comment on and to approve the minutes (such approval not to be unreasonably withheld, conditioned, or delayed), provided that, if no comments are received by a Party within such [**] period, then such Party will be deemed to have approved such minutes. Any decision required or permitted to be taken by the JSC may be taken in accordance with the provisions hereunder without a JSC meeting taking place, if a consent in writing (which may be via email), setting forth the applicable decision made, is signed by all JSC (or a working group thereof) representatives of the Parties. 3.4. Decision Making. The JSC and its working groups (if any) will each endeavor to make decisions by unanimous consent, with all of the representatives of each Party having, collectively, one vote on behalf of that Party. In order to make any decision required of it hereunder, the JSC (or any working groups thereof) must have present (in person, by videoconference, or telephonically) at least one representative appointed by each Party. If the JSC cannot agree with regard to a specific matter within its decision-making authority within [**] after such matter’s presentment to the JSC, then such matter will be submitted to the Executive Officers of both Parties for attempted resolution during a meeting of such Executive Officers, and thereafter, if the Executive Officers of both Parties cannot agree on a resolution on any such matter within its jurisdiction, then Novo Nordisk will have final decision-making authority with respect to such decision, except that [**]. 3.5. Alliance Managers. Each Party will designate in writing, within [**] after the Effective Date, a Party representative to be the primary point of contact for such Party (each, an “Alliance Manager”) in connection with, and to otherwise support, the performance of the Lexicon Research Activities and the Lexicon Manufacturing Activities under this Agreement. Each Alliance Manager will possess sufficient alliance management experience, be otherwise suitably qualified, and have the requisite authority to serve in such a role. Each Alliance Manager will thereafter be expected to attend all meetings of the JSC and any of its working groups as a nonvoting observer. The Alliance

25 Manager will be responsible for managing communications between the Parties with respect to this Agreement, scheduling teleconferences therefor, and coordinating JSC meetings. None of the Alliance Managers will be members of the JSC. Notwithstanding that each Party will use all reasonable endeavors to maintain the continuity of its Alliance Manager, each Party may replace its Alliance Manager at any time upon prior written notice to the other Party. 3.6. Limits on Decision Making Authority. The JSC, the JSC Chair, the Alliance Managers, and each working group (if any) have only the powers assigned expressly to them under this Article 3 (Governance), and do not otherwise have any power to, and Novo Nordisk does not have in the exercise of its final-decision making authority with respect to any matter within the jurisdiction of the JSC, any power to: [**]. Each Party retains all of its rights, powers, and discretion granted to it under this Agreement and neither Party will lose any such rights, powers, or discretion granted to it under this Agreement to the JSC or any working group unless expressly provided for in this Agreement or the Parties expressly so agree in writing. No decision of the JSC may or will be in contravention of any terms or conditions of this Agreement. It is understood and agreed that issues to be formally decided by the JSC are limited to only those specific issues that are expressly provided under Section 3.2 (Authority) as issues to be decided by the JSC. 3.7. Discontinuation of JSC. The JSC will continue to operate until the completion of all Lexicon Research Activities and Lexicon Manufacturing Activities, unless earlier terminated by Novo Nordisk. 4. RESEARCH 4.1. Research Plan. Lexicon will conduct the IND-Enabling Studies set forth in, and in accordance with, a written research plan, [**]. Such written research plan will include: (a) the activities required to complete the IND-Enabling Studies; (b) the Deliverables and Results to be provided by Lexicon to Novo Nordisk related to the performance of such activities; and (c) a timeline for completion of all activities under such plan (such plan, as may be amended in accordance with this Agreement, the “Research Plan”). The initial Research Plan is set forth on Schedule 4.1 (Initial Research Plan) (the “Initial Research Plan”). Either Party may propose updates to the Research Plan from time to time and submit the same to the JSC. The JSC will review, discuss, and determine whether to approve each proposed updated plan, subject to Section 3.4 (Decision Making) and Section 3.6 (Limits on Decision Making Authority). If the JSC approves an update to the Research Plan in accordance with Article 3 (Governance), then the Research Plan will be deemed to be amended accordingly as of the date of such approval. Nothing in this Section 4.1 (Research Plan) limits Novo Nordisk’s right to perform or have performed Development activities pursuant to Section 6.1 (Development and Medical Affairs), and Lexicon will provide supply requirements of Licensed Compounds and Licensed Products for all such Development activities in accordance with Section 5.1 (Manufacturing and Supply Responsibilities). 4.2. Lexicon Research Activities. Lexicon will (a) use Commercially Reasonable Efforts to perform all activities under the Research Plan, including completing performance of the IND-Enabling Studies described therein, and (b) prepare and deliver all Deliverables and Results set forth in the Research Plan, including preparing all Research Reports in accordance with Section 4.7.1 (Research Reports) (collectively, the “Lexicon Research Activities”). Lexicon will (i) provide all resources, materials, and facilities necessary for it to perform all Lexicon Research Activities and (ii) perform all Lexicon Research Activities with reasonable care and skill in accordance with all Applicable Laws and the terms of this Agreement. Lexicon will be responsible for all costs and expenses incurred by or on behalf of Lexicon in the performance of activities under the Initial Research Plan. If either Party wishes to add additional activities to the Initial Research Plan, then such Party may propose an update to the JSC to review, discuss, and determine whether to approve 26 such update. If the JSC approves an updated Research Plan that includes activities additional to those set forth in the Initial Research Plan (“Additional Lexicon Activities”), then the JSC will also approve a budget of the FTE Costs and Out-of-Pocket Costs to be incurred by Lexicon in the performance of such additional activities and reimbursed by Novo Nordisk (the “Additional Activities Budget”). 4.3. Additional Lexicon Activities Costs. Novo Nordisk will be responsible for all FTE Costs and Out- of-Pocket Costs incurred by or on behalf of Lexicon in the performance of any Additional Lexicon Activities allocated to Lexicon conducted under the Research Plan to the extent and in accordance with the amounts set forth in the Additional Activities Budget (“Additional Activities Expenses”) plus Allowable Overruns. Unless the Parties otherwise agree as set forth in the Additional Activities Budget, within [**] after the end of each Calendar Quarter in which Lexicon incurs any Additional Activities Expenses in the performance of any Additional Lexicon Activities, Lexicon will submit to Novo Nordisk an invoice reasonably detailing such FTE Costs and Out-of-Pocket Costs along with reasonable documentary evidence, and Novo Nordisk will reimburse Lexicon for all such documented undisputed Additional Activities Expenses set forth in such invoice that are less than or equal to the amounts set forth in the applicable Additional Activities Budget for such Additional Lexicon Activities plus Allowable Overruns within [**] after receipt thereof. If the FTE Costs and Out-of-Pocket Costs incurred by or on behalf of Lexicon in the performance of Additional Lexicon Activities in a given Calendar Quarter are in excess of the amounts set forth in the applicable Additional Activities Budget plus Allowable Overruns, then Lexicon will be responsible for such excess FTE Costs and Out-of-Pocket Costs. 4.4. Conduct of Lexicon Research Activities. 4.4.1. Engagement of Subcontractors. Lexicon may, at its discretion, engage one or more Subcontractors to perform any of the Lexicon Research Activities under the Research Plan only if (a) (i) such Subcontractor is expressly set forth in the Research Plans or (ii) Lexicon otherwise obtains the prior written consent of Novo Nordisk (which shall not be unreasonably withheld, conditioned or delayed), (b) any such Subcontractor has the requisite expertise to conduct the relevant subcontracted responsibilities, (c) the agreement with any such Subcontractor does not impose any payment obligations on Novo Nordisk, and (d) any agreement with such a Subcontractor is consistent with the provisions of this Agreement, including (i) an automatic assignment to Lexicon of all intellectual property developed in the performance of the relevant Lexicon Research Activities (other than intellectual property comprising improvements to any such Subcontractor’s background technology) and (ii) terms and conditions under which such Subcontractor is obligated to preserve the confidentiality of any Confidential Information of Novo Nordisk received by such subcontractor that are at least as restrictive or protective of the Parties as those set forth in this Agreement, including in Article 9 (Confidentiality; Publicity). In addition, under no circumstances will Lexicon engage a subcontractor(s) that is debarred or disqualified by a Regulatory Authority, and Lexicon will immediately terminate such subcontractor(s) if such subcontractor(s) is subsequently debarred or disqualified by a Regulatory Authority. Lexicon will remain liable under this Agreement for the performance of all its obligations or exercise of its rights under this Agreement by any Subcontractor or Affiliate of Lexicon and, notwithstanding the engagement of any Subcontractor by Lexicon, Lexicon will be responsible for and liable for compliance by such Subcontractors and Affiliates with the applicable provisions of this Agreement. 4.4.2. Human Biosamples. If applicable, in the event that Lexicon wishes to source any human biosamples for use to perform any Lexicon Research Activities, Lexicon will only do so after receiving prior written consent from Novo Nordisk with respect thereto, and 27 thereafter, only from a Third Party supplier that has been agreed in advance with Novo Nordisk and that is chosen from Novo Nordisk’s lists of approved suppliers of human biosamples. Lexicon will adhere to and comply with its obligations related to the use of human biosamples set forth in Schedule 4.4.2 (Use of Human Biosamples and Informed Consent) and will ensure that all future Subcontractors engaged to perform any activities under this Agreement adhere to, and comply with, these obligations. The decision to use human biosamples in the activities to be conducted pursuant to the Research Plan will be made by the JSC and set forth in the Research Plan. 4.4.3. Use of Animals. If applicable, Lexicon agrees to ensure high welfare standards for experimental animals used in any Lexicon Research Activities under the Research Plan. Lexicon acknowledges that it has read and understood Novo Nordisk’s Principles for the Use of Animals attached hereto as Schedule 4.4.3 (Novo Nordisk Principles for the Use of Animals), and Lexicon will adhere to and comply with these obligations. Lexicon will promptly notify Novo Nordisk in the event of any material unexpected issues in relation to animal welfare or bioethical concerns that occur under the Research Plan and [**]. The Parties agree to reasonably collaborate to address any such issues and concerns to the extent such issues and concerns relate to more than local legal requirements. Lexicon acknowledges that Novo Nordisk may require an on-site animal welfare inspection prior to initiation of any experimental animal activities to be conducted pursuant to the Research Plan. If Novo Nordisk wishes to perform such animal welfare inspection prior to completion of all activities under the Research Plan, then Lexicon will give Novo Nordisk access to the relevant areas of such sites upon reasonable notice of no less than [**], provided that, any such audit will not be conducted more than once per Calendar Year (except in the event that an audit identifies any issues, in which case Novo Nordisk will be permitted to undertake a follow-up audit) and will be conducted during normal business hours and in a manner intended to minimize any disruptions to Lexicon’s or its Subcontractors’ day-to-day business; provided, further, that, subject to Novo Nordisk’s prior written approval on a Subcontractor-by-Subcontractor basis, if Lexicon has the right to audit a Subcontractor, including performing on-site animal welfare inspections and accessing relevant areas of such Subcontractor’s sites, on behalf of and at the direction of Novo Nordisk, then Lexicon will have no obligation to obtain a direct audit right of such Subcontractor for Novo Nordisk. 4.4.4. Audit and Compliance of Law. For the purposes of ensuring compliance with the obligations under this Agreement, Applicable Law, and Human Rights and Human Rights Legislation, each Party will keep accurate and detailed books, storing, accounts, and records on all business activities conducted pursuant to this Agreement. During the Term of this Agreement [**], Novo Nordisk will be entitled to carry out an annual independent audit of records, documents, data, informed consent form, documents, and other electronic or physical materials owned or Controlled by Lexicon (and Lexicon shall use diligent efforts to obtain such audit rights with respect to its Subcontractors) as well as to interview employees and workers and conduct inspections of premises relevant for the activities conducted pursuant to this Agreement; provided that Novo Nordisk may carry one or more additional independent audits if Novo Nordisk has objective grounds based on (a) the self- assessment made by the Lexicon in connection with a prior evaluation; (b) information received from the public domain; or (c) inputs received from a third party supporting a need for an audit to make sure that compliance with this Agreement, Applicable Law, and Human Rights and Human Rights Legislation is maintained throughout the activities hereunder. Prior to an audit, Novo Nordisk will provide a reasonable prior notice to Lexicon or the applicable Subcontractor, and Lexicon will grant, and use diligent efforts to 28 cause its Subcontractors to grant, reasonable access to its premises, records, staff and equipment and will provide reasonable assistance in the carrying out of an audit. 4.5. Novo Nordisk Assumed Research Activities. If Lexicon has materially defaulted on its obligations to perform one or more Lexicon Research Activities in accordance with the Research Plan, then Novo Nordisk may provide Lexicon with written notice regarding such failure to perform, and, upon receipt of such notice, Lexicon will have [**] to cure such default; provided that, if such default is capable of being cured but cannot be cured within such [**] period, and Lexicon initiates actions to cure such default within the first [**] of such [**] period and thereafter diligently and continuously pursues such actions, Lexicon shall have such additional period as is reasonable in the circumstances (but in no event more than an additional [**]) to cure such default. If (a) Lexicon has not commenced performance of, and completed, such Lexicon Research Activities during such cure period or (b) Lexicon otherwise notifies Novo Nordisk in writing that Lexicon will be unable to cure such material default, then, in each case ((a) and (b)), Novo Nordisk may, upon written notice to Lexicon, assume those Lexicon Research Activities that are subject to such material default by Lexicon (“Novo Nordisk Assumed Research Activities”). In connection with Lexicon’s failure to perform such activities or material default of such obligations and Novo Nordisk’s assumption thereof: 4.5.1. To the extent not already provided, Lexicon will provide to Novo Nordisk copies of all Licensed Know-How [**] for the performance of the Novo Nordisk Assumed Research Activities no later than [**] after Novo Nordisk’s written election to so assume such activities. In addition, Lexicon will make its personnel reasonably available to Novo Nordisk so as to enable Novo Nordisk to practice under the applicable Licensed Technology in connection with its performance of the applicable Novo Nordisk Assumed Research Activities; 4.5.2. Notwithstanding any provision to the contrary set forth in this Agreement, Novo Nordisk will have sole control over, decision-making authority with respect to, and the right to perform, such Novo Nordisk Assumed Research Activities; 4.5.3. Novo Nordisk will not be required to reimburse Lexicon for any FTE Costs or Out-of- Pocket Costs incurred by Lexicon for such Lexicon Research Activities that become Novo Nordisk Assumed Research Activities, and, to the extent Novo Nordisk has already reimbursed Lexicon for any such FTE Costs or Out-of-Pocket Costs, Novo Nordisk may offset 100% of such FTE Costs and Out-of-Pocket Costs against any other payments due to Lexicon hereunder; 4.5.4. Novo Nordisk may offset against any other payments due to Lexicon hereunder an amount equal to 100% of the FTE Costs and Out-of-Pocket Costs incurred by or on behalf of Novo Nordisk in the performance of the Novo Nordisk Assumed Research Activities to the extent Lexicon would have been financially responsible for such activities had such activities not been assumed by Novo Nordisk pursuant to this Section 4.5 (Novo Nordisk Assumed Research Activities); and 4.5.5. Novo Nordisk may not [**] if Novo Nordisk elects to assume such Lexicon Research Activities and offset the costs and expenses incurred by or on behalf of Novo Nordisk as set forth in Section 4.5.3 (Novo Nordisk Assumed Research Activities). 4.6. Technology Transfer. Lexicon will provide to Novo Nordisk copies of all Licensed Know-How (other than Licensed Know-How related to the Manufacture of Licensed Compounds and Licensed Products), the transfer of which will be governed by Section 5.4 (Manufacturing Technology

29 Transfer), no later than [**] after the Effective Date. Thereafter, on a Calendar Quarterly basis, Lexicon will provide to Novo Nordisk copies of all Licensed Know-How that is made, conceived, discovered, or otherwise generated by or on behalf of Lexicon after such initial transfer of Licensed Know-How, including the performance of the Lexicon Research Activities. In addition to providing copies of the Licensed Know-How in accordance with this Section 4.6 (Technology Transfer), Lexicon will make its personnel reasonably available to Novo Nordisk so as to enable Novo Nordisk to practice under the Licensed Technology in connection with the Exploitation of the Licensed Compounds and Licensed Products. 4.7. Reports; Records. 4.7.1. Research Reports. Lexicon will keep Novo Nordisk reasonably informed, through presentations at each regularly scheduled JSC meeting, regarding the status and progress of the Lexicon Research Activities under the Research Plan. In addition to the Deliverables to be provided by Lexicon under the Research Plan, during the Term until the completion of all Lexicon Research Activities under the Research Plan on a quarterly basis, Lexicon will prepare a written report to update Novo Nordisk on the status of all Lexicon Research Activities performed by or on behalf of Lexicon during the applicable Calendar Quarter, including a written summary of any Results generated by or on behalf of Lexicon under the Research Plan (each such report, a “Research Report”). Such Research Reports will include sufficient detail to allow Novo Nordisk to evaluate the progress of the Lexicon Research Activities against the objectives and timelines included therefor in the Research Plan. In addition, Lexicon will include in such Research Reports such other Deliverables, Results, or other information as may be required to be delivered by Lexicon under the Research Plan. The JSC will review the Research Reports and (a) confer regarding the progress of the Research Plan, (b) review relevant Deliverables provided, and Results generated, in each case, in the performance of the Lexicon Research Activities, and (c) consider and advise on any technical issues that may arise. 4.7.2. Records. Lexicon will prepare and maintain complete, current, and accurate written records, accounts, notes, reports, and data with respect to all Lexicon Research Activities conducted by or on behalf of Lexicon under the Research Plan, including all results, information, analyses, methods, processes, practices, formulae, instructions, techniques, and procedures related thereto, (the “Research Records”) in sufficient detail, and in good scientific manner appropriate for patent and regulatory purposes in conformity with Applicable Law. All Research Records will fully and properly reflect all work done and results achieved by or on behalf of Lexicon under this Agreement. The Research Records will be kept (where feasible, in electronic format) until the later date that (a) the obligation to maintain the relevant records under Applicable Law expires or (b) Applicable Law requires the purge of such record; provided that, in either case ((a) or (b)), such date will be no earlier than [**] after the expiration of the completion of all activities under the Research Plan, and in all cases, all Research Records will be kept for as long as reasonably necessary to support the Prosecution and Maintenance as well as enforcement of intellectual property rights (including Patent Rights) and to support the filing and approval of an MAA. During the Term [**], Novo Nordisk will have the right, no more than once per Calendar Year unless Novo Nordisk in good faith believes Lexicon’s performance hereunder is not in compliance with the terms and conditions of this Section 4.7.2 (Records) during normal business hours and upon reasonable notice, to inspect and copy all Research Records at the place such Research Records are normally kept (or such other location as may be agreed between the Parties). Upon request, Lexicon will provide Novo Nordisk copies of the Research Records. 30 4.8. Information Security. Each Party will ensure that it has adequate information security that protects Program Data from accidental or deliberate misuse or breach that would publicly expose such information through unauthorized disclosure, alteration, or destruction in the information lifecycle and that ensures that Program Data are reasonably available for each Party. “Program Data” refers to information and data generated as a part of this Agreement, including as stored on [**]. Program Data to be so protected includes [**]. In addition to this Section 4.8 (Information Security), Lexicon will comply with the terms and conditions set forth on Schedule 4.8 (Information Security Contract Clauses). 4.8.1. Responsibilities. Each Party is responsible for protecting against unauthorized use or disclosure, and ensuring data availability, of Program Data. Each Party will maintain reasonable information security systems with administrative, physical, organizational, and technical controls sufficient to protect against material risks towards Program Data. If Program Data generated or possessed by Lexicon hereunder will be managed by a Third Party, the information security requirements set forth in this Section 4.8 (Information Security) should be provided for and stated clearly in the IT contract with such Third Party and such contract may be reviewed by Novo Nordisk upon request (subject to the confidentiality terms therein); provided that the foregoing obligations to include such information security requirements set forth in this Section 4.8 (Information Security) in an IT contract with a Third Party will not apply to any IT contract executed prior to the Effective Date under which Lexicon or any of its Affiliates is receiving services. 4.8.2. Notification. Lexicon will notify Novo Nordisk without delay after discovering any unauthorized access to, or unpermitted or inappropriate use or disclosure of, any Program Data in its or its Affiliates’, Subcontractors’, or Sublicensees’ possession, or any other type of security incident that could impact a Research Plan or Novo Nordisk. In the event of any such incident, Novo Nordisk will be provided all necessary and any reasonably requested information by Lexicon about the incident, its root cause, and any mitigation efforts thereof. 4.8.3. Information Security Audit. Lexicon will permit Novo Nordisk to audit, upon reasonable notice and no more frequently than [**], under customary confidentiality obligations, Lexicon’s compliance with the information technology requirements set forth in this Section 4.8 (Information Security), which audit may be conducted by Novo Nordisk or a Third Party expert appointed by Novo Nordisk; provided such Third Party expert executes a customary confidentiality and non-use agreement with Lexicon governing any such audit. 5. MANUFACTURING 5.1. Manufacturing and Supply Responsibilities. Lexicon (itself or through an Affiliate or one or more Subcontractors engaged in accordance with Section 4.4.1 (Engagement of Subcontractors)) will supply, including from inventory existing as of the Effective Date, the requirements of Licensed Compounds and Licensed Products for use by or on behalf of Novo Nordisk for any all Development activities prior to [**], until (a) completion of the technology transfer under Section 5.4 (Manufacturing Technology Transfer) and (b) qualification of Novo Nordisk or its designee to Manufacture the Licensed Products for use in Phase 3 Trials and for Commercialization purposes (the foregoing Manufacturing activities, the “Lexicon Manufacturing Activities”). Other than the Lexicon Manufacturing Activities, Novo Nordisk will otherwise have sole control over and decision-making authority with respect to Manufacturing, directly or indirectly through one or more Subcontractors, Licensed Compounds and Licensed Products. Novo Nordisk will reimburse the FTE Costs (subject to Section 5.5 (Allocation of Costs)) and Out-of-Pocket Costs incurred by Lexicon to Manufacture supplies of such Licensed Compounds and Licensed Products, without any markup or premium, within [**] after receipt of an invoice from Lexicon. Lexicon will 31 Manufacture, and will ensure any Affiliates or Subcontractors Manufacture, all Licensed Compounds and Licensed Products pursuant to this Section 5.1 (Manufacturing and Supply Responsibilities) in compliance with GMP. 5.2. Supply Terms. Supplies of Licensed Compounds and Licensed Products provided by Lexicon to Novo Nordisk in accordance with Section 5.1 (Manufacturing and Supply Responsibilities) will be made under the terms set forth in this Section 5.2 (Supply Terms). In connection therewith, following the Effective Date, the Parties may enter into a three-way quality agreement with Lexicon’s Third Party contract manufacturing organization. 5.2.1. As part of the Research Plan, Novo Nordisk will prepare and provide Lexicon at the JSC with forecasts of Novo Nordisk’s supply requirement for all Development activities to be conducted by on behalf of Novo Nordisk or its Affiliates or Subcontractors (other than the conduct of Phase 3 Trials) as it changes from time to time, but covering at least [**] in advance. The quantities detailed in each forecast constitute a good faith estimate of future requirement of Novo Nordisk and its Affiliates of supply requirement for all such Novo Nordisk Development activities (other than the conduct of Phase 3 Trials) and do not comprise a minimum purchase requirement or a binding commitment on Novo Nordisk. 5.2.2. The quantity of Licensed Compounds and Licensed Products set forth in the first [**] of the [**] forecasts provided by Novo Nordisk pursuant to Section 5.2.1 (Supply Terms) will represent firm orders for such Licensed Compounds and Licensed Products, which Lexicon will supply and Novo Nordisk shall purchase in accordance with this Section 5.2 (Supply Terms) (such quantity, the “Firm Order Quantity” and such [**] period, the “Firm Order Period”). Novo Nordisk shall provide Lexicon with purchase orders stating the quantity of Licensed Compounds and Licensed Products and the date for delivery; provided that such delivery date must be at least [**] after Lexicon’s receipt of the applicable purchase order from Novo Nordisk. Within [**] after receiving any purchase order from Novo Nordisk, Lexicon shall send a written acknowledgement of such receipt to Novo Nordisk and include in such acknowledgement, if applicable, any reasons for rejecting such purchase order in accordance with the terms and conditions of this Agreement. Lexicon may reject any purchase order only if such purchase order is not submitted in accordance with the terms of this Section 5.2 (Supply Terms). If Lexicon fails to send written acknowledgement of a purchase order within [**], then such purchase order will be deemed accepted by Lexicon. Purchase orders provided by Novo Nordisk to Lexicon during the Firm Order Period shall be consistent with the Firm Order Quantity; provided, that Novo Nordisk may request quantities in a purchase order of Licensed Compounds or Licensed Products that exceeds the Firm Order Quantity during the Firm Order Period and Lexicon may accept such request for additional Licensed Compounds or Licensed Products in Lexicon’s sole discretion. Lexicon shall supply Novo Nordisk with the quantity of Licensed Compound and Licensed Product set forth in each purchase order provided and accepted in accordance with this Section 5.2 (Supply Terms). For clarity, Lexicon shall not be obliged to supply any quantity of Licensed Compounds or Licensed Product that exceeds the Firm Order Quantity, except as otherwise accepted by Lexicon in accordance with this Section 5.2.2 (Supply Terms). 5.2.3. Novo Nordisk will pay Out-of-Pocket Costs and FTE Costs incurred by Lexicon for the Manufacture of supplies of Licensed Compounds and Licensed Products. Lexicon will invoice Novo Nordisk for such costs following delivery of supplies of Licensed Compounds and Licensed Products to Novo Nordisk. The supplies of Licensed Compounds and Licensed Products will be delivered by Lexicon to Novo Nordisk [**] accompanied by an associated certificate of conformity and certificate of analysis. Novo 32 Nordisk will pay all freight, insurance charges, Taxes, import duties, inspection fees, and other charges applicable to the transport and receipt by Novo Nordisk or its Affiliates of supplies of Licensed Compounds and Licensed Products purchased by Novo Nordisk hereunder. Title and risk of loss and damage to supplies of Licensed Compounds and Licensed Products purchased by Novo Nordisk hereunder will pass to Novo Nordisk upon delivery of the supplies of Licensed Compounds and Licensed Products to the recipient at the agreed upon airport. 5.2.4. The supplies of Licensed Compounds and Licensed Products supplied by or on behalf of Lexicon under this Agreement will be in compliance with all specifications set forth in the quality agreement (if applicable) and GMP. 5.2.5. Novo Nordisk or its designated agent will, within [**] following receipt of a shipment of supplies of Licensed Compounds and Licensed Products at Novo Nordisk’s warehouse in the Territory, carry out a Visual Inspection (as defined below) of such shipment and the associated certificate of conformity and certificate of analysis. If, following Visual Inspection, Novo Nordisk determines in its sole discretion (exercised reasonably) that the shipment is defective or deficient it will promptly notify Lexicon in writing rejecting the shipment and specifying in detail the reasons therefor (“Notice of Rejection”). If Novo Nordisk does not notify Lexicon in this manner within such 15 Business Day period, such shipment of supplies will be deemed to have been accepted by the Novo Nordisk. Additionally, if Lexicon at any time determines or reasonably suspects that a batch of Licensed Compound or Licensed Product contains a defect, then Lexicon will promptly notify Novo Nordisk. 5.2.6. For the purposes of this Agreement, “Visual Inspection” means: [**]. 5.2.7. Within [**] after receipt by Lexicon of a Notice of Rejection, Lexicon will indicate in writing to Novo Nordisk whether Lexicon is issuing a return authorization or not. In the event that a return authorization is so issued, Novo Nordisk will return to Lexicon at Lexicon’s expense the quantities of supplies in question and Lexicon will replace such quantities as soon as reasonably practicable thereafter. 5.2.8. If Lexicon does not issue a return authorization under Section 5.2 (Supply Term), Novo Nordisk will analyze samples from any batch of supplies of Licensed Compounds and Licensed Products rejected by Novo Nordisk for non-conformity with the specifications or GMP within [**] after issuance of the Notice of Rejection and will present its findings with respect to such supplies to Lexicon. If such findings confirm non-conformity with the specification or GMP, but Lexicon disputes such findings it may request Novo Nordisk to submit some samples from the batch to an independent qualified laboratory nominated by the JSC, and at the cost of Lexicon, to analyze such samples of supplies in question, and the definitive results of such laboratory shall be binding on the Parties. If Lexicon accepts Novo Nordisk’s findings or the laboratory confirms such findings, then Lexicon will supply to Novo Nordisk at Lexicon’s cost and expense a conforming batch in the same quantity as the rejected batch as soon as reasonably practicable thereafter. 5.2.9. Notwithstanding Novo Nordisk’s acceptance of supplies of Licensed Compounds and Licensed Products pursuant to Section 5.2 (Supply Term), if such supplies did not conform to the specifications, and if such nonconformity was not reasonably identifiable through the Visual Inspection, then Novo Nordisk may submit a Notice of Rejection to Lexicon upon discovery of such nonconformity. Notwithstanding the provisions of the last sentence

33 of Section 5.2 (Supply Term), if Lexicon subsequently discovers facts causing it to have reasonable belief that any batch of supplies was defective in that it failed to meet specification at the time of delivery, then it may at its own cost appoint to an independent qualified laboratory nominated by the JSC, to analyze samples of the batch in question and give an opinion whether in the reasonable belief of the laboratory supplies the batch of supplies was indeed defective in that it failed to meet specification at the time of delivery. The definitive results of such laboratory will be binding on the Parties. 5.2.10. Lexicon will prepare and maintain complete, current, and accurate data and records with respect to all Lexicon Manufacturing Activities, including all results, information, analyses, methods, processes, practices, formulae, instructions, techniques, and procedures related thereto, in sufficient detail, and in a manner appropriate for regulatory purposes and in conformity with Applicable Law and will provide such documentation to Novo Nordisk at Novo Nordisk’s request. Lexicon will maintain such records for a period of [**] after expiration or termination of this Agreement or such longer period as Applicable Law may require. 5.2.11. During the Term, Novo Nordisk will have the right, [**], to audit the Manufacturing processes and procedures conducted by or on behalf of Lexicon for any Licensed Compound or Licensed Products. Novo Nordisk will provide Lexicon with reasonable notice of the audit and will conduct the audit during normal business hours, except in the case of for-cause audits, in which case such notice and timing restrictions will not apply. In the event Novo Nordisk identifies issues during the audit, Lexicon will provide to Novo Nordisk within [**] a proposed action plan to address the issues. 5.2.12. Novo Nordisk will have the right at any time, in its sole and absolute discretion, to recall, remove, destroy, or withhold any Licensed Product. Lexicon will cooperate with Novo Nordisk in conducting such recall, removal, destruction, or withholding, and will maintain records necessary to permit such action. 5.3. Observation by Novo Nordisk. Lexicon will provide Novo Nordisk with the opportunity, upon Novo Nordisk’s reasonable request during normal business hours, to observe the Manufacturing processes and procedures conducted by or on behalf of Lexicon for any Licensed Compound or Licensed Products (e.g., review assays, batch records, and release processes and procedures) for the purpose of enabling Novo Nordisk (or its designee) to Manufacture such Licensed Compounds and Licensed Products pursuant to Section 5.4 (Manufacturing Technology Transfer). If Lexicon utilizes a Third Party subcontractor to Manufacture any Licensed Compound or Licensed Product, then Lexicon will use diligent efforts to enter into a three party agreement with Novo Nordisk and such Third Party Subcontractor, to enable Novo Nordisk to exercise its rights under this Section 5.2 (Observation by Novo Nordisk). 5.4. Manufacturing Technology Transfer. In addition to the technology transfer set forth in Section 4.6 (Technology Transfer), upon Novo Nordisk’s written request at any time during the Term, the Parties through the JSC will discuss and approve a technology transfer plan with respect to the transfer of all Licensed Know-How for the Manufacture of the Licensed Compounds and Licensed Products. Promptly after such technology transfer plan is agreed to by the Parties pursuant to this Section 5.4 (Manufacturing Technology Transfer) [**], Lexicon will work with Novo Nordisk to transfer, or have transferred, if applicable, to Novo Nordisk (or its designees) (a) all Licensed Know-How for the Manufacture of the Licensed Compounds and Licensed Products by providing copies or samples of relevant documentation, materials, and other embodiments of such Know- How, and by making available its qualified technical personnel on a reasonable basis to consult 34 with Novo Nordisk (or its designees) with respect to such Know-How and (b) any then-existing materials listed on Schedule 5.4 (Existing Materials) (as well as any then-existing intermediates and impurities of such materials) that are used by Lexicon or its Affiliates or Subcontractors in the Manufacture of the Licensed Compounds or Licensed Products. Such Know-How transfer will be conducted pursuant to the technology transfer plan approved by the JSC, the purpose of which plan will be to ensure the complete and timely transfer of such Know-How and materials in a manner that is consistent with then-current internal technology transfer corporate standards (or equivalent policy) of Novo Nordisk. Upon Novo Nordisk’s request, Lexicon will (i) assign to Novo Nordisk (or its designees) all agreements, if any, related to the Manufacture, supply, or distribution of any Licensed Compound or Licensed Product or (ii) if assignment of any such agreement is not permitted by the terms of such agreement or if assignment requires the consent of a Third Party and such consent is not obtained, then reasonably assist Novo Nordisk or its Affiliates in entering into new agreements directly with the counterparty to such agreement on similar or more favorable terms to Novo Nordisk. The JSC will coordinate and ensure that such transfer has been completed under the technology transfer plan. 5.5. Allocation of Costs. Lexicon will be responsible for the FTE Costs incurred by Lexicon to Manufacture supplies under Section 5.1 (Manufacturing and Supply Responsibilities) and provide assistance to Novo Nordisk under Section 5.4 (Manufacturing Technology Transfer) for up to the first [**] FTE hours, after which Novo Nordisk will reimburse Lexicon for its FTE Costs incurred in Manufacturing supplies under Section 5.1 (Manufacturing and Supply Responsibilities) and the provision of assistance requested by Novo Nordisk under Section 5.4 (Manufacturing Technology Transfer). At all times, Novo Nordisk will reimburse Lexicon for the documented external expenses reasonably incurred by Lexicon to provide assistance under Section 5.4 (Manufacturing Technology Transfer). Lexicon may invoice Novo Nordisk (a) for the FTE Costs reasonably incurred by Lexicon in Manufacturing supplies under Section 5.1 (Manufacturing and Supply Responsibilities) and in the performance of assistance under this Section 5.4 (Manufacturing Technology Transfer) in excess of such initial [**] FTE hours, and (b) for the documented external expenses reasonably incurred by Lexicon in Manufacturing supplies under Section 5.1 (Manufacturing and Supply Responsibilities) and the performance of assistance under Section 5.4 (Manufacturing Technology Transfer) at any time, and, in each case ((a) and (b)), Novo Nordisk will pay the undisputed invoiced amounts within [**] after the date of such invoice; provided that in no event will Novo Nordisk be required to pay any amounts set forth in any invoice in respect of any costs for assistance that was performed more than one year prior to Novo Nordisk’s receipt of such invoice. 5.6. Lexicon Manufacturing Support. The Parties understand and agree that after completion of the technology transfer under Section 5.4 (Manufacturing Technology Transfer) it may be necessary or useful for Novo Nordisk from time to time to seek assistance and cooperation from Lexicon in connection with the Manufacture of Licensed Compounds and Licensed Products, including with respect to scale-up activities. Lexicon will use reasonable efforts to provide any such assistance and cooperation reasonably requested by Novo Nordisk. If Novo Nordisk requests support under this Section 5.6 (Lexicon Manufacturing Support) and Lexicon is able to provide such support as a consultant, then, at Novo Nordisk’s request, the Parties will establish a plan and budget pursuant to which Lexicon will provide such assistance. Lexicon may invoice Novo Nordisk for the FTE Costs and documented Out-of-Pocket Costs incurred to provide such assistance and cooperation to the extent in accordance with the plan and budget (if Novo Nordisk requests that such plan and budget be put into place), and Novo Nordisk will pay the undisputed invoiced amounts within [**] after the date of such invoice. 6. DEVELOPMENT, MEDICAL AFFAIRS, AND COMMERCIALIZATION 35 6.1. Development and Medical Affairs. Other than completion of the Lexicon Research Activities, Novo Nordisk will have sole control over, and decision-making authority with respect to, the Development of, and the performance of all Medical Affairs with respect to, the Licensed Compounds and the Licensed Products, at its cost and expense. 6.2. Regulatory Activities. As between the Parties, Novo Nordisk will have sole control over and decision-making authority with respect to (a) the preparation and submission of all Regulatory Submissions for all Licensed Products at its own cost and expense, including filing in its name or the name of its designee all INDs, MAAs, and applications for obtaining, supporting, and maintaining Regulatory Approvals for all Licensed Products, (b) all communications with Regulatory Authorities with respect to the Licensed Products throughout the Territory, (c) all communications and decisions with respect to (i) labeling of Licensed Products, and (ii) negotiation of Pricing and Reimbursement Approvals for Licensed Products, and (d) the development and implementation of Novo Nordisk’s regulatory strategy for any Licensed Product. All Regulatory Submissions (including all INDs and Regulatory Approvals) generated with respect to any Licensed Product under this Agreement will be owned by, and will be the sole property and held in the name of, Novo Nordisk or its designee. 6.3. Clinical Records and Regulatory Assistance. Without limiting Section 6.1 (Regulatory Activities), Lexicon will assist Novo Nordisk in its efforts to prepare and submit any Regulatory Submissions and to obtain, support, or maintain and INDs and Regulatory Approvals for all Licensed Products, including by providing to Novo Nordisk, upon Novo Nordisk’s reasonable request, all data, written reports, and other documentation in the possession or control of Lexicon or its Affiliates and related to such Licensed Product (which assistance and data generation must be in accordance with Applicable Law and requirements and standards by applicable Regulatory Authorities) as well as any necessary samples and materials. The Parties will agree upon a plan and budget pursuant to which such assistance by Lexicon as requested by Novo Nordisk will be provided. Lexicon may invoice Novo Nordisk for the FTE Costs and documented Out-of-Pocket Costs incurred to provide such assistance and cooperation to the extent in accordance with the plan and budget (if Novo Nordisk requests that such plan and budget be put into place), and Novo Nordisk will pay the undisputed invoiced amounts within [**] after the date of such invoice. Notwithstanding the foregoing, Lexicon will generate, prepare, maintain, and retain all records, reports, data, and other documents that are required to be maintained or retained by Lexicon and its Affiliates with respect to the Lexicon Research Activities and Lexicon Manufacturing Activities pursuant to and in accordance with, to the extent applicable, GLP, GMP, and Applicable Law and all such information will be true, complete, and correct in all material respects and what it purports to be. 6.4. Commercialization. Novo Nordisk will have sole control over, and decision-making authority with respect to, the Commercialization of the Licensed Compounds and the Licensed Products and applications for obtaining, supporting, and maintaining Pricing and Reimbursement Approvals for all Licensed Products, at its cost and expense. 6.5. Diligence Obligations. Following completion of the Lexicon Research Activities, and subject to Lexicon’s performance of the Lexicon Manufacturing Activities, Novo Nordisk, itself or through its Affiliates, Sublicensees, or Subcontractors, will use Commercially Reasonable Efforts to Develop and Commercialize one Licensed Product in the United States and [**] Major European Markets. Novo Nordisk will have no other diligence obligations under this Agreement with respect to the Development, Regulatory Approval, or Commercialization of any Licensed Compounds or Licensed Products. If Lexicon terminates this Agreement in accordance with Section 12.3.2 (By 36 Lexicon), then such termination will be Lexicon’s sole remedy for any breach by Novo Nordisk of this Section 6.5 (Diligence Obligations). 6.6. Lexicon Support. The Parties understand and agree that following completion of the Lexicon Research Activities, in addition to the cooperation and assistance to be expressly provided under Section 4.6 (Technology Transfer), Section 6.2 (Regulatory Activities), and Section 5.6 (Lexicon Manufacturing Support), from time to time it may be necessary for Novo Nordisk to seek assistance and cooperation from Lexicon in connection with the Exploitation of Licensed Compounds and Licensed Products. Lexicon hereby agrees to use reasonable efforts to provide any such assistance and cooperation reasonably requested by Novo Nordisk, as a consultant at Novo Nordisk’s cost and expense. If Novo Nordisk requests support under this Section 6.6 (Lexicon Support) and Lexicon is able to provide such support as a consultant, then the Parties will establish a plan and budget pursuant to which Lexicon will provide such assistance. Lexicon may invoice Novo Nordisk for the FTE Costs and documented Out-of-Pocket Costs incurred to provide such assistance and cooperation to the extent in accordance with the plan and budget (if Novo Nordisk requests that such plan and budget be put into place), and Novo Nordisk will pay the undisputed invoiced amounts within [**] after the date of such invoice. 6.7. Development Reports. Novo Nordisk will furnish Lexicon an annual summary report on the Development activities for any ongoing Licensed Products (each such report, a “Development Report”). Novo Nordisk’s obligations under this Section 6.6 (Development Reports) with respect to a Licensed Product will automatically terminate upon receipt of Regulatory Approval for such Licensed Product. 7. FINANCIAL TERMS 7.1. Upfront Fee. As a one-time payment for the rights licensed to Novo Nordisk under Section 2.1 (Exclusive License to Novo Nordisk), Lexicon will invoice Novo Nordisk and Novo Nordisk will pay Lexicon a one-time up-front fee of $45,000,000 within 15 days after receipt of such invoice. 7.2. Development Milestones. 7.2.1. Development Milestone Events and Payments. Novo Nordisk will make one-time milestone payments (each, a “Development Milestone Payment”) to Lexicon upon the first achievement by Novo Nordisk or its Affiliates or Sublicensees of each of the development milestone events (each, a “Development Milestone Event”) set forth in Table 7.2.1 below for the first [**] to achieve the applicable Development Milestone Event. For the avoidance of doubt, each Development Milestone Payment hereunder will be payable only once upon the first achievement of the applicable Development Milestone Event. No additional Development Milestone Payments will be made for any subsequent achievement of such Development Milestone Event. Novo Nordisk will notify Lexicon in writing of the achievement of a Development Milestone Event by Novo Nordisk or its Affiliates or Sublicensees no later than [**] after Novo Nordisk becomes aware of the achievement thereof. Thereafter, Lexicon will provide Novo Nordisk with an invoice for the corresponding Development Milestone Payment, and Novo Nordisk will pay to Lexicon such Development Milestone Payment no later than [**] after its receipt of an invoice for such Development Milestone Payment. If Novo Nordisk or its Affiliates or Sublicensees achieve all Development Milestone Events (regardless of the number of times such events occur or the number of Licensed Products that trigger such event), then the Development Milestone Payments payable by Novo Nordisk under this Section 7.2.1 (Development Milestones) will not exceed $485,000,000.

37 Table 7.2.1 – Development Milestones Development Milestone Event Development Milestone Payment 1 [**] $[**] 2 [**] $[**] 3 [**] $[**] 4 [**] $[**] 5 [**] $[**] 6 [**] $[**] 7 [**] $[**] 8 [**] $[**] 9 [**] $[**] 10 [**] $[**] 11 [**] $[**] 12 [**] $[**] 13 [**] $[**] Notwithstanding any provision to the contrary set forth in this Agreement, in the event that [**], then Novo Nordisk will pay the corresponding Development Milestone Payment to Lexicon within [**] after Novo Nordisk’s receipt of Lexicon’s invoice thereof, which invoice Lexicon may issue to Novo Nordisk following [**]. 7.2.2. [**]. 7.3. Sales Milestones. Subject to [**], Novo Nordisk will make one-time payments (each, a “Sales Milestone Payment” and together with the Development Milestone Payments, the “Milestone Payments”) to Lexicon upon the first achievement by Novo Nordisk or its Affiliates or Sublicensees of each of the sales-based milestones events (each, a “Sales Milestone Event” and together with the Development Milestone Events, the “Milestone Events”) set forth in Table 7.3 below with respect to aggregate Net Sales [**] by Novo Nordisk and its Affiliates and Sublicensees. Each of the Sales Milestone Payments set forth below will be payable only one time, for the first Calendar Year in which the corresponding Sales Milestone Event is achieved. Novo Nordisk will notify Lexicon in writing of the achievement of a Sales Milestone Event by Novo Nordisk or its Affiliates or Sublicensees no later than [**] after the end of the Calendar Quarter in which such Sales Milestone Event is achieved. Thereafter, Lexicon will provide Novo Nordisk with an invoice for the corresponding Sales Milestone Payment, and Novo Nordisk will pay to Lexicon such Sales Milestone Payment no later than [**] after its receipt of an invoice for such Sales Milestone Payment. If Novo Nordisk or its Affiliates or Sublicensees achieve all Sales Milestone Events, then the Sales Milestone Payments payable by Novo Nordisk under this Section 7.3 (Sales Milestones) will not exceed $475,000,000. Table 7.3: Sales Milestones Sales Milestone Event Sales Milestone Payment 1 [**] $[**] 2 [**] $[**] 3 [**] $[**] 4 [**] $[**] 38 [**] may be payable in the same Calendar Year. If more than one Sales Milestone Event set forth in Table 7.3 is achieved in the same Calendar Year, then [**] will be payable in such Calendar Year, and [**]. 7.4. Royalties. Subject to Section 7.5 (Expiration of the Royalty Term) and Section 7.6 (Payment Reductions), on a Licensed Product-by-Licensed Product and country-by-country basis, Novo Nordisk will pay to Lexicon tiered royalties at the rates set forth in Table 7.4 based on annual aggregate worldwide Net Sales of each Licensed Product in a given Calendar Year during the applicable Royalty Term for each such Licensed Product in such country (“Royalty Payments”). Table 7.4: Royalty Payments Portion of Annual Net Sales of each Licensed Product Royalty Rate For that portion of annual Net Sales of such Licensed Product less than or equal to $[** [**]% For that portion of annual Net Sales of such Licensed Product greater than $[**] but less than or equal to $[**] [**]% For that portion of annual Net Sales of such Licensed Product greater than $[**] but less than or equal to $[**] [**]% For that portion of annual Net Sales of such Licensed Product greater than $[**] [**]% 7.5. Expiration of the Royalty Term. Upon expiration of the Royalty Term for a given Licensed Product in a given country (a) (i) no further royalties will be payable in respect of sales of such Licensed Product in such country, (ii) [**], and (iii) on expiration of the Royalty Term for such Licensed Product worldwide, [**], and (b) the licenses granted to Novo Nordisk under Section 2.1 (Exclusive License to Novo Nordisk) for such Licensed Product in such country will automatically become fully paid-up, perpetual, irrevocable, and royalty free. For clarity, only a single royalty will be payable as a result of one or more Valid Claims claiming a Licensed Product during the Royalty Term. 7.6. Payment Reductions. 7.6.1. Lack of Valid Claims. If a Licensed Product is not Covered by a Royalty Term Extending Patent Right in a country, then commencing in the first Calendar Quarter following the Calendar Quarter in which such Licensed Product is not so Covered by a Royalty Term Extending Patent Right, the Net Sales of such Licensed Product used for purposes of calculating the [**] Royalty Payments hereunder, in each case, will be reduced by [**]% for the remainder of the Royalty Term for such Licensed Product in such country. 7.6.2. Generic Products. If one or more Generic Products with respect to a Licensed Product have been commercially launched in a given Calendar Quarter in a country, then, commencing in the first Calendar Quarter following the Calendar Quarter in which a Generic Product [**], the Net Sales of such Licensed Product used for purposes of calculating the [**] Royalty Payments hereunder [**] will be reduced by [**]% for the remainder of the Royalty Term for such Licensed Product in such country; provided that, [**]. 7.6.3. Third Party Payments. On a Licensed Product-by-Licensed Product and country-by- country basis, Novo Nordisk may deduct from any payments, other than the upfront fee in Section 7.1 (Upfront Fee), any payments owed to Lexicon in connection with Additional Lexicon Activities, and any Lexicon FTE Costs and Out-of-Pocket Costs of Manufacturing, due and payable by Novo Nordisk to Lexicon hereunder an amount equal to [**]% ( or, if any such amounts are paid to a Third Party as a result of [**], then [**]%) 39 of the total payments actually paid by Novo Nordisk or its Affiliates or Sublicensees to any Third Party pursuant to [**] (such payments, “Third Party IP Payments”). 7.6.4. [**] 7.6.5. Reduction Floor. Notwithstanding the foregoing, subject to [**], in no event will: (a) [**]; or (b) the Royalty Payments payable to Lexicon under Section 7.4 (Royalties) with respect to such Licensed Product in such country be reduced by more than [**]% in each Calendar Quarter as a result of the deductions or reductions in Section 7.6.1 (Lack of Valid Claims), Section 7.6.2 (Generic Products), and Section 7.6.4 ([**]), provided that if any deductions or reductions in Section 7.6.1 (Lack of Valid Claims), Section 7.6.2 (Generic Products), or Section 7.6.4 ([**]) reduce the Royalty Payments, then the reduction floor shall be [**] solely to permit deductions pursuant to Section 7.6.3 (Third Party Payments) (i.e., [**]); and provided further that, in each case ((a) and (b)), [**]. Novo Nordisk will be permitted to carry forward into any subsequent Calendar Quarters during the Term the portion of any otherwise permitted deduction or reduction that is not permitted to be applied due to the reduction floor set forth in this Section 7.6.5 (Reduction Floor), as offsets against any future [**] with respect to such Licensed Product, in each case subject to the reduction floor set forth in this Section 7.6.5 (Reduction Floor), for as many Calendar Quarters during the Term as needed to fully draw down and until credited. 7.7. Payment Terms. All payments under this Article 7 (Financial Terms) will be paid in accordance with the timing set forth herein. With respect to any amounts owed under this Agreement by one Party to the other for which no other invoicing and payment procedure is specified in this Agreement, within [**] after the end of the Calendar Quarter in which such payment was incurred, the incurring Party will provide an invoice to the other Party, together with reasonable supporting documentation, for such amounts owed in respect of such Calendar Quarter. The owing Party will pay any undisputed amounts within [**] after receipt of the invoice and will pay any disputed amounts owed by such Party within [**] after resolution of the Dispute. Lexicon will invoice Novo Nordisk according to Novo Nordisk’s invoice instructions attached to this Agreement as Schedule 7.7 (Invoice Instructions). 7.8. Currency and Exchange Rate. Net Sales in the Territory will be calculated and reported in USD. With respect to Net Sales invoiced in a currency other than USD, the rate of exchange to be used in computing the currency equivalent in USD of Net Sales used to determine (a) any Sales Milestone Payments payable will be the Calendar Yearly average exchange rate between each currency of origin and USD and (b) royalties payable will be the Calendar Quarterly average exchange rate between each currency of origin and USD, and, in each case ((a) and (b)), will be based on the exchange rate source normally used by Novo Nordisk for consolidation of external financial reporting (and, if reportable, as reported to its shareholders). 7.9. Mode of Payment. All payments to be made by Novo Nordisk to Lexicon under this Agreement will be made in USD in immediately available funds. Payments to Lexicon will be made by electronic wire transfer to the account of Lexicon in accordance with the requirements set forth in Schedule 7.7 (Invoice Instructions). 7.10. Royalty Reports. During the Royalty Term, on a Calendar Quarter-by-Calendar Quarter basis, Novo Nordisk will, within [**] after the end of such Calendar Quarter (or within [**] after Novo Nordisk’s receipt of the relevant Net Sales information from a Sublicensee, if later), [**]. 40 7.11. Audit Right. Each Party will keep complete and accurate records relating to the calculations of Net Sales generated in the then current Calendar Year and payments required under this Agreement, for a period of [**] after the end of the Calendar Year in which such payment was due. Each Party will require its Affiliates and its and their respective Sublicensees to retain and provide to the applicable Party all records of payments that such Party would be required to keep as if incurred by such Party, to enable the other Party to audit such records pursuant to this Section 7.11 (Audit Right). Each Party will have the right during the Term and for a period of [**] thereafter, no more than [**] at its own expense, to have an internationally recognized, independent, certified public accounting firm reasonably acceptable to the other Party, currently one of the following: PWC, E&Y, KPMG, or Deloitte (the “Auditor”), selected by it, review any such records of the other Party and its Affiliates, and Sublicensees (the “Audited Party”) in the location(s) where such records are maintained by the Audited Party subject to the following terms: 7.11.1. the non-Audited Party will provide the Audited Party at least [**] prior written notice of when its Auditor will visit the Audited Party; 7.11.2. At least [**] prior to inspecting any records, the Auditor must enter into a confidentiality agreement with the Audited Party that is reasonably satisfactory to the Audited Party; 7.11.3. The Audited Party will make their books and records available for review by the Auditor solely to verify that the payments made by the Audited Party under this Agreement were correct; 7.11.4. All books and records made available for inspection or audit will be deemed to be Confidential Information of the Audited Party; 7.11.5. The Audited Party will give access to the Auditor during regular business hours at the place or places where the books and records are usually kept. While inspecting such accounts and records, the Auditor must abide by all of the Audited Party’s standard rules and regulations; 7.11.6. The Auditor will prepare and deliver to each Party a report solely setting out whether the payments made by the Audited Party under this Agreement were correct and the specific details concerning any discrepancies no later than 45 days after the audit has been completed. No other information will be provided to the auditing party without the prior written consent of the Audited Party. The Auditor will share its findings with the Audited Party prior to delivering the report in order for the parties to in good faith discuss any discrepancies; 7.11.7. Any report by the Auditor under this Section 7.11 (Audit Right) will be deemed Confidential Information of the Audited Party and the other Party will keep such report and any other information received or learned in connection with the audit confidential; 7.11.8. No Calendar Year will be subject to audit under this Section 7.11 (Audit Right) more than once and the audit may cover a period ending not more than [**] prior to the date of such request; and 7.11.9. Should such inspection lead to the discovery of a discrepancy to a Party’s detriment, the other Party will, within [**] after receipt of such report from the Auditor, pay any undisputed amount of the discrepancy. The non-Audited Party will pay the full cost of the review unless the underpayment of amounts due to non-Audited Party is greater than [**]% of the amount due for the entire period being examined, in which case the Audited Party

41 will pay the cost charged by the Auditor for such review. If the audit leads to the discovery of a discrepancy to Novo Nordisk’s detriment, then Novo Nordisk may at its option, in lieu of receiving a payment from Lexicon, credit the amount of the discrepancy against future payments payable to Lexicon under this Agreement. 7.12. Taxes. 7.12.1. Income Tax. Each Party will be responsible for the payment of any and all income Taxes levied on the payments it receives under this Agreement. 7.12.2. Withholding Tax. The Parties agree in accordance with Applicable Law to use reasonable efforts to avoid double taxation or similar obligations in respect of upfront, royalties, milestone payments, and other payments made by each Party to the other Party under this Agreement. To the extent either Party (the “Paying Party”) is required under Applicable Law to deduct and withhold Taxes on any payment to the other Party (the “Recipient”) under this Agreement, the Paying Party will (a) deduct those withholding Taxes from the payment or from any other payment owed by the Paying Party; (b) pay the amount of such withholding Taxes to the proper governmental body in a timely manner; and (c) promptly send to the Recipient evidence of such payment and any related governmental receipt or certificate provided. The Paying Party will provide the Recipient with advance notice prior to withholding any Taxes from payments payable to the Recipient and will inform the Recipient of any forms, certificates or other items that are necessary in order to reduce or eliminate such deduction or withholding; and provide the Recipient a reasonable opportunity to furnish such forms, certificates, or other items. The Recipient will provide the Paying Party with any Tax forms that may be necessary in order for the Paying Party to withhold Tax at a reduced rate under an applicable bilateral income Tax treaty, in accordance with Applicable Law. Each Party will provide the other Party with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding Taxes or similar obligations resulting from payments made under this Agreement. In the event that a Governmental Authority retroactively asserts or provides notice that a payment made by a Paying Party to the Recipient pursuant to this Agreement should have been subject to withholding or similar (or to additional withholding or similar) Taxes, the Paying Party shall provide notice to the Recipient and allow the Recipient to participate in, assist in defending or monitor such proceedings, and if it is finally determined (provided that the Paying Party may not settle any such proceedings without the consent of Recipient, such consent not to be unreasonably withheld, conditioned or delayed) that such assessed amounts are properly due and the Paying Party remits such withholding or similar Taxes to the Governmental Authority, the Paying Party will have the right (i) to offset such amount, including any interest and penalties that may be imposed thereon (except to the extent any such interest or penalties result from the negligence of the Paying Party), against future payment obligations of the Paying Party under this Agreement, or (ii) to invoice the Recipient for such amount (which will be payable by the Recipient within [**] of its receipt of such invoice). 7.12.3. Withholding Tax Actions. Notwithstanding any provision to the contrary set forth in this Section 7.12 (Taxes), the Parties acknowledge and agree that if the Paying Party (or its assignee pursuant to Section 14.1 (Assignment)) is required by Applicable Law to withhold Taxes in respect of any amount payable under this Agreement, and if such withholding obligation arises or is increased solely as a result of any assignment of this Agreement by the Paying Party, a Change of Control of the Paying Party, a change in Tax residency of the Paying Party, or a change in the entity making payment under this Agreement, then any such amount payable to the Recipient under this Agreement will be increased as may be 42 necessary so that, after making all required withholdings (including any withholdings on additional amounts), the Recipient (or its assignee pursuant to Section 14.1 (Assignment)) receives an amount equal to the sum it would have received had no such assignment, Change of Control, change in Tax residency, or change in the entity making the payment under this Agreement occurred. 7.12.4. Indirect Tax. It is understood and agreed between the Parties that all payments made under this Agreement are exclusive of indirect Taxes (including VAT, transfer, documentary, sales, use, stamp, registration, goods and services tax, consumption tax, and other similar Taxes (each an “Indirect Tax”)). Any such Indirect Tax chargeable in respect of any payments will be invoiced and borne in accordance with Applicable Law (e.g., VAT would be added to sales invoice and borne by the customer). The Parties will, in accordance with Applicable Laws, use reasonable efforts to avoid non-deductible Indirect Tax in connection with this Agreement. If the Indirect Taxes originally paid or otherwise borne by the Paying Party are in whole or in part subsequently determined not to have been chargeable, reasonable steps will be taken by the Recipient to receive a refund of these undue Indirect Taxes from the applicable Governmental Authority or other fiscal authority and any amount of undue Indirect Taxes repaid by such authority to the Recipient will be transferred to the Paying Party within 45 days of receipt. 7.12.5. Tax Benefits. The Parties will use reasonable efforts to provide, and to cause their respective Affiliates, subcontractors, sublicenses, customers, and applicable Third Parties to provide, any information and documentation reasonably requested by the other Party, at such other Party’s cost and expense, to obtain the benefits of (a) any Tax legislation (e.g., Section 250 of the Internal Revenue Code of 1986, as amended and the applicable Treasury Regulations) or (b) any Tax legislation enacted during the term of this Agreement that could provide a material Tax benefit to either Party. 7.13. Late Payments. Any amount required to be paid by a Party hereunder that is not paid on or before the date such payments are due under this Agreement shall bear interest at a rate per annum equal to [**], calculated on the number of days such payments are paid after the date such payments are due. 8. INTELLECTUAL PROPERTY 8.1. Ownership of Background Technology. Subject to the license granted to Novo Nordisk under Section 2.1 (Exclusive License to Novo Nordisk), each Party will retain ownership of all rights, title, and interests in and to any Patent Rights and Know-How that it Controls prior to the Effective Date or that such Party develops or acquires outside the scope of performance of activities under this Agreement. 8.2. Ownership of Arising Technology. 8.2.1. Lexicon Arising Technology. Subject to the license granted to Novo Nordisk under Section 2.1 (Exclusive License to Novo Nordisk) and Section 8.1 (Ownership of Background Technology), as between the Parties, Lexicon will own all rights, title, and interests in and to (a) any Know-How developed or invented solely by or on behalf of Lexicon or its Affiliates in the performance of any activities under this Agreement, including the Lexicon Research Activities and Lexicon Manufacturing Activities (the “Lexicon Arising Know-How”) and (b) any Patent Rights Covering any such Lexicon Arising Know-How (each such Patent Right, a “Lexicon Arising Patent Right,” and together with the Lexicon Arising Know-How, the “Lexicon Arising Technology”). 43 8.2.2. Novo Nordisk Arising Technology. Subject to Section 8.1 (Ownership of Background Technology), as between the Parties, Novo Nordisk will own all rights, title, and interests in and to (a) any Know-How developed or invented solely by or on behalf of Novo Nordisk or its Affiliates or Sublicensees in the performance of any activities under this Agreement (the “Novo Nordisk Arising Know-How”) and (b) any Patent Rights Covering any such Novo Nordisk Arising Know-How (each such Patent Right, a “Novo Nordisk Arising Patent Right,” and together with the Novo Nordisk Arising Know-How, the “Novo Nordisk Arising Technology”). 8.2.3. Joint Arising Technology. Subject to the license granted to Novo Nordisk under Section 2.1 (Exclusive License to Novo Nordisk) and Sections 8.1 (Ownership of Background Technology), the Parties will jointly own (each having an undivided one-half interest in) any (a) Know-How developed or invented jointly by or on behalf of the Parties or their Affiliates in the performance of the Parties’ activities under this Agreement (the “Joint Arising Know-How”) and (b) Patent Rights Covering such Joint Arising Know-How (each such Patent Right, a “Joint Arising Patent Right,” and together with the Joint Arising Know-How, the “Joint Arising Technology”). 8.3. United States Law; Inventorship. The determination of whether Know-How and Patent Rights are conceived, created, invented, or discovered by a Party for the purpose of allocating inventorship therein, in accordance with Section 8.2 (Ownership of Research Technology), will, for purposes of this Agreement, be made in accordance with Applicable Law in the United States. In the event that United States Law does not apply to the conception, creation, invention, or discovery of any Know- How or Patent Rights within Arising Technology, each Party will, and does hereby, assign, for itself and on behalf of its Affiliates, to the other Party or its Affiliates, without additional compensation, any and all rights, title, and interests including any and all intellectual property rights and rights of priority, in and to any such Know-How and Patent Rights as is necessary to fully effectuate and perfect such ownership as would have been determined and allocated under United States Law. Without limitation, Lexicon will cooperate with Novo Nordisk if Novo Nordisk applies for U.S. or foreign patent protection for patentable Know-How within the applicable Lexicon Arising Technology or Joint Arising Technology and will obtain the cooperation of the individual inventors of any such technology. 8.4. Exploitation of Joint Arising Technology. Subject to the exclusive license granted to Novo Nordisk in Section 2.1 (Exclusive License to Novo Nordisk), Lexicon’s exclusivity obligation in Section 2.5 (Exclusivity), and the rights set forth in Section 8.6 (Prosecution and Maintenance), Section 8.7 (Third Party Infringement), and Section 8.8.3 (Defense), each Party (a) will own an equal and undivided interest in the Joint Arising Technology and (b) may freely Exploit for any and all purposes, either by itself or through the grant of licenses to Third Parties, any Joint Arising Technology on a cost-free basis and with no accounting or obligation to the other Party. Lexicon will grant and hereby does grant to Novo Nordisk all further permissions, consents, and waivers with respect to, and all licenses under, the Joint Arising Technology, throughout the world, necessary to provide Novo Nordisk with full rights of use and Exploitation of the Joint Arising Technology under the exclusive licenses granted to Novo Nordisk in Section 2.1 (Exclusive License to Novo Nordisk). 8.5. Disclosure. (a) Novo Nordisk will promptly disclose to Lexicon all Joint Arising Know-How, and (b) Lexicon will promptly disclose to Novo Nordisk all Joint Arising Know-How and Lexicon Arising Know-How developed or invented during the Term by Lexicon’s or its Affiliates’, licensees’, or Subcontractors’ employees, agents, or independent contractors, or any persons contractually required to assign or license such Know-How to Lexicon or any Affiliate of Lexicon, 44 in each case ((a) and (b)), including all invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents, or independent contractors relating thereto. Each Party will also promptly respond to reasonable requests from the other Party for additional information relating thereto. 8.6. Prosecution and Maintenance. 8.6.1. Novo Nordisk First Right. Subject to Section 8.6.3 (Cooperation), Novo Nordisk will have the first right, but not the obligation, to Prosecute and Maintain in all jurisdictions in the Territory all Joint Arising Patent Rights and Licensed Patent Rights at its costs and expense. [**]. 8.6.2. Lexicon Back-Up Right. If Novo Nordisk elects not to Prosecute and Maintain in any country any Joint Arising Patent Right or Licensed Patent Right (as applicable), then, [**] Lexicon will have the right to assume responsibility using patent counsel of its choice, for the Prosecution and Maintenance of such Joint Arising Patent Rights or Licensed Patent Rights (as applicable), at its cost and expense. 8.6.3. Cooperation. Each Party will provide the other Party all reasonable assistance and cooperation in the Prosecution and Maintenance of the Joint Arising Patent Rights and Licensed Patent Rights pursuant to this Section 8.6 (Prosecution and Maintenance), including providing any necessary powers of attorney and executing any other required documents or instruments for such Prosecution and Maintenance. 8.7. Third Party Infringement. 8.7.1. Notification. During the Term, the Parties will promptly inform each other in writing if either Party becomes aware of any suspected, threatened, or actual infringement by any Third Party of any Licensed Patent Rights or Joint Arising Patent Rights (an “Infringement”), including any Infringement that arises as a result of the making, using, offering to sell, selling, or importing of a product that would be competitive with a Licensed Product (a “Competing Infringement”). Each Party will provide all information in such Party’s possession or Control that demonstrates such Infringement. A notice under 42 U.S.C. §262(l) (however such law may be amended from time to time during the Term) with respect to a Licensed Product will be deemed to describe an act of Competing Infringement, regardless of its content. Without limiting the foregoing, as permitted by Applicable Law, each Party will promptly notify the other Party in writing of any such Competing Infringement of which it becomes aware and will provide evidence in such Party’s possession demonstrating such Competing Infringement. Without limiting the foregoing, each Party will notify the other Party of, and provide the other Party with copies of, any allegations of patent invalidity, unenforceability, or non-infringement of any Joint Arising Patent Right or Licensed Patent Right applicable to a Licensed Product (including methods of use or manufacture thereof) and such notification and copies will be provided by the Party receiving such certifications or allegations to the other Party as soon as practicable and in any event, unless prohibited by Applicable Law, no later than within [**] after receiving such certification and allegations. 8.7.2. Novo Nordisk First Right to Enforce; Lexicon Second Right. Novo Nordisk will have the first right, but not the obligation, to bring and control, at its cost and expense, an appropriate suit or other action before any government or private tribunal against any Person allegedly engaged in any Infringement of any Joint Arising Patent Right or Licensed Patent Right, in each case, to remedy such Infringement (or to settle or otherwise secure the abatement of such Infringement or Competing Infringement, as applicable, or enter into

45 a stipulated judgment or other arrangement with such Third Party). The foregoing right of Novo Nordisk will include the right to perform all actions of a reference product sponsor set forth in 42 USC §262(l). Lexicon will have the right, at its own cost and expense and by counsel of its choice, to be represented in (but not control) any such action with respect to Joint Arising Patent Rights or Licensed Patent Rights. At Novo Nordisk’s request, Lexicon will join any foregoing infringement action as a party (all at Novo Nordisk’s cost and expense) if doing so is necessary for the purposes of establishing standing or is otherwise required by Applicable Law to pursue such action. Novo Nordisk will have a period of [**] after its receipt or delivery of notice and evidence of Infringement pursuant to Section 8.7.1 (Notification) to elect to so enforce such Joint Arising Patent Rights or Licensed Patent Rights in the applicable jurisdiction to remedy such Infringement (or to settle or otherwise secure the abatement of such Infringement or enter into a stipulated judgment or other arrangement with such Third Party); provided, however, that such period will be extended beyond [**] to the extent that Applicable Law prevents earlier enforcement of such Patent Rights or remedy of infringement (such as due to the procedural requirements of the enforcement process set forth in 42 USC §262(l)) and will be decreased (to be less than [**]) to the extent that a delay in bringing an action to enforce the applicable Patent Right or remedy the Infringement against such alleged Third Party infringer would limit or compromise the remedies (including monetary and injunctive relief) available against such alleged Third Party infringer or a shorter timeframe is required by Applicable Law. If Novo Nordisk does not so elect to remedy such infringement with respect to any Joint Arising Patent Right or Licensed Patent Right (or settle or otherwise secure the abatement of such infringement or enter into a stipulated judgment or other arrangement with such Third Party) within the aforementioned period of time (or [**] before the time limit, if any, for the filing of an applicable infringement action, if sooner), then it will notify Lexicon in writing of such non-election and if Lexicon then desires to commence a suit or undertake an action to enforce the applicable Joint Arising Patent Right or Licensed Patent Right or with respect to such Infringement (or settle or otherwise secure the abatement of such infringement or enter into a stipulated judgment or other arrangement with such Third Party) in the applicable jurisdiction, the Parties will confer and, upon Novo Nordisk’s prior written consent (not to be unreasonably withheld, conditioned, or delayed), Lexicon will have the right to commence such a suit or take such action to enforce the applicable Joint Arising Patent Rights or Licensed Patent Rights or to remedy such Infringement (or settle or otherwise secure the abatement of such Infringement or enter into a stipulated judgment or other arrangement with such Third Party), at Lexicon’s cost and expense. The non- enforcing Party will provide to the Party enforcing any such rights under this Section 8.7.2 (Novo Nordisk First Right to Enforce; Lexicon Second Right) reasonable assistance in such enforcement, at such enforcing Party’s request and cost and expense, including joining such action as a party plaintiff if required by Applicable Law to pursue such action. 8.7.3. Settlement. Without the prior written consent of the other Party (not to be unreasonably withheld, conditioned, or delayed), neither Party will settle any enforcement action undertaken pursuant to Section 8.7.2 (Novo Nordisk First Right to Enforce; Lexicon Second Right) in any manner that would adversely affect a Joint Arising Patent Right or any Licensed Patent Right; provided that Novo Nordisk will have the right to grant (sub)licenses under any Patent Rights enforced by Novo Nordisk pursuant to this Article 8 (Intellectual Property) in its sole discretion and Lexicon will reasonably cooperate with such efforts. 8.7.4. Expenses and Recoveries. A Party bringing an enforcement action under this Section 8.7 (Third Party Infringement) against any Third Party will be solely responsible for any costs 46 and expenses incurred by such Party as a result of such action. If such Party recovers monetary damages from such Third Party in such action, then such recovery will first be applied to all Out-of-Pocket Costs incurred by the Parties in connection therewith, including attorneys’ fees, but excluding any costs and expenses incurred by Lexicon pursuant to the third sentence of Section 8.7.2 (Novo Nordisk First Right to Enforce; Lexicon Second Right). If such recovery is insufficient to cover all such costs and expenses of both Parties, then it will be first applied to the costs and expenses incurred by the enforcing Party. If after such reimbursement any funds remain from such damages recovered, then such funds will be shared as follows: (a) if Novo Nordisk is the Party bringing such action, then [**], and (b) if Lexicon is the Party bringing such infringement action, then [**]. 8.7.5. Assistance. Each Party will have the right to request assistance from the other Party in connection with an enforcement action undertaken pursuant to this Section 8.7 (Third Party Infringement). If a Party requests such assistance from the other Party, then the requesting Party will pay all of the costs and expenses incurred by the other Party for providing such requested assistance, which assistance will not be unreasonably withheld, conditioned, or delayed. 8.8. Third Party Rights. 8.8.1. Notification. Each Party will promptly notify the other Party of any written allegation that such Party receives that any activity pursuant to this Agreement infringes or misappropriates any Patent Right or other intellectual property rights of any Third Party. In addition, Lexicon will notify Novo Nordisk if Lexicon desires to obtain a license or otherwise pursue a defense or settlement with respect to any Patent Right of a Third Party that may Cover a Licensed Compound or Licensed Product in the Field. 8.8.2. Product Related Third Party Patent Rights. Subject to Section 8.8.3 (Defense) and Section 8.8.4 (Settlement) with respect to any Third Party Patent Right or other intellectual property right notified under Section 8.8.1 (Notification) as between the Parties, Novo Nordisk will have the sole right to seek a license, at its cost and expense, with respect to such Third Party Patent Right that Covers, or intellectual property right that relates to, the Exploitation of any Licensed Compound or Licensed Product. 8.8.3. Defense. Except as otherwise provided in Article 11 (Indemnification), Novo Nordisk will have the first right, but not the obligation, to defend any such Third Party claim or assertion of infringement of a Patent Right with respect to any Licensed Product, at Novo Nordisk’s cost and expense. The non-defending Party will reasonably cooperate with the Party conducting the defense of the claim or assertion, including if required to conduct such defense, furnishing a power of attorney. 8.8.4. Settlement. Without the prior written consent of the other Party (not to be unreasonably withheld, conditioned, or delayed), neither Party will settle any claim under this Section 8.8 (Third Party Rights) in any manner that would impose any material obligations, restriction, or limitation on the other Party; provided, however, that the foregoing will not restrict Novo Nordisk’s right to grant or take a license or sublicense to settle or avoid litigation related to the alleged infringement by a Licensed Product or the Exploitation thereof of any Patent Right or other intellectual property rights of a Third Party or the alleged non-infringement, invalidity, or unenforceability of any Patent Right Covering a Licensed Product. Any damages assessed to Novo Nordisk as a result of an infringement defense action and any costs, expenses, or consideration paid by or on behalf of Novo 47 Nordisk in connection with undertaking a license or settlement in order to remedy, cure, settle, or avoid such (potential) infringement pursuant to this Section 8.8 (Third Party Rights) will be deemed Third Party IP Payments to Third Parties eligible for offset by Novo Nordisk pursuant to Section 7.6.3 (Third Party Payments). 8.8.5. Cooperation. Each Party will have the right to request assistance from the other Party in connection with a defense action undertaken pursuant to this Section 8.8 (Third Party Rights), including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours. If a Party requests such assistance from the other Party, then the requesting Party will pay all of the costs and expenses incurred by the other Party for providing such requested assistance, which assistance will not be unreasonably withheld, conditioned, or delayed. The Parties will otherwise reasonably cooperate with one another in defending any action undertaken pursuant to this Section 8.8 (Third Party Rights). 8.9. Patent Right Term Extension. Lexicon will advise Novo Nordisk in writing as soon as practicable and in any case no later than [**] after receipt or knowledge by Lexicon of any communications from any Regulatory Authority that may be reasonably considered pertinent to an extension of the term of any Joint Arising Patent Right or Licensed Patent Right that Covers a Licensed Product (including patent term extension (PTE) under the Drug Price Competition and Patent Right Restoration Act of 1984 in the U.S. and supplementary protection certificates in the member states of the EU and their equivalents throughout the Territory). Novo Nordisk will have the right at its sole discretion to seek an extension of the term of any such Patent Rights. Any patent term extension application may be prosecuted by Novo Nordisk and Lexicon will fully cooperate and provide prompt and reasonable assistance therefor, as requested by Novo Nordisk, including by taking such action as is required under any Applicable Law to obtain such patent term extension. Novo Nordisk will inform Lexicon in writing of its election of, and with respect to which applicable Patent Right, Novo Nordisk will apply for, such patent term extension, in a given country, based on Regulatory Approval of the applicable Licensed Product, at least [**] prior to applying for such extension in such country. Without limiting the foregoing, to the extent the Patent Right owner and not the MAA holder is required to seek an extension of the term of any Joint Arising Patent Right or Licensed Patent Right in a particular jurisdiction due to Applicable Law in such jurisdiction, Novo Nordisk may request (as applicable) that Lexicon applies for such an extension of any such Patent Rights, and upon such request, the Parties will work jointly to obtain such extension at Novo Nordisk’s cost and expense. 8.10. Regulatory Patent Right Listings. Novo Nordisk will have the full and exclusive right, in its sole discretion, to determine and control the listing of any Licensed Patent Right or Joint Arising Patent Right, in the then-current edition of the FDA publication “Approved Drug Licensed Products with Therapeutic Equivalence Evaluations” in connection with the Regulatory Approval of any Licensed Product, or in equivalent patent listings in any other country within the Territory. 9. CONFIDENTIALITY; PUBLICITY 9.1. Confidential Information; Non-Disclosure and Non-Use Obligations. Notwithstanding any provision to the contrary set forth in this Agreement: (a) the existence and terms of this Agreement, the Licensed Know-How, and the Joint Arising Know-How will be the Confidential Information of both Parties (and both Parties will be deemed to be the Disclosing Party and the Receiving Party with respect thereto) and (b) the Novo Nordisk Arising Know-How will be the Confidential Information of Novo Nordisk (and Novo Nordisk will be deemed to be the Disclosing Party and Lexicon will be the Receiving Party with respect thereto). During the Term and for a period of [**] 48 thereafter, each Party agrees that a Party (the “Receiving Party”) that receives the Confidential Information of the other Party (the “Disclosing Party”) pursuant to this Agreement will: (i) maintain in confidence such Confidential Information using not less than the efforts that such Receiving Party uses to maintain in confidence its own proprietary information of similar kind and value, but in no event less than a reasonable degree of efforts; (ii) not disclose such Confidential Information to any Third Party without first obtaining the prior written consent of the Disclosing Party, except for disclosures expressly permitted pursuant to this Article 9 (Confidentiality; Publicity); and (iii) not use such Confidential Information for any purpose except those permitted under this Agreement, including the exercise of each Party’s rights and performance of its obligations hereunder and, in the case of Novo Nordisk, the exercise of the licenses granted to Novo Nordisk hereunder. 9.2. Exemptions. The following information will not be deemed Confidential Information for purposes of, or subject to the confidentiality obligations set forth in, this Agreement: 9.2.1. information that is known by the Receiving Party at the time of its receipt from the Disclosing Party without any obligation to keep it confidential or restriction on its use, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s contemporaneous written records; 9.2.2. information that is or becomes publicly available or part of the public domain through no breach of this Agreement by the Receiving Party; 9.2.3. information that, after disclosure by the Disclosing Party, is subsequently disclosed to the Receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality or any restriction on use with respect to such information; and 9.2.4. information that is developed by the Receiving Party independently of Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s contemporaneous written records. No combination of features or disclosures will be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party. 9.3. Permitted Disclosures. In addition to the exceptions contained in Section 9.1 (Confidential Information; Non-Disclosure and Non-Use Obligations) and Section 9.2 (Exemptions), the Receiving Party may disclose Confidential Information of the Disclosing Party (including the existence and terms of this Agreement): 9.3.1. to any Governmental Authority or Regulatory Authority in order to (a) Prosecute Patent Rights or to (b) gain or maintain approval to conduct Clinical Trials or to market Licensed Products, including all Regulatory Submissions and Regulatory Approvals, in each case, in accordance with the rights and obligations set forth under this Agreement; 9.3.2. if such disclosure is required by Applicable Law, including as may be required in connection with any filings made with, or by the disclosure policies of a major stock exchange (in which case the terms of such disclosures will be governed by Section 9.7(b) (Required Filings of Agreement) and Section 9.7(c) (Legally-Required Disclosures)); provided that the Party seeking to disclose the Confidential Information of the other Party (other than as required by the disclosure policies of a major stock exchange): (a) use all

49 reasonable efforts to inform the other Party prior to making any such disclosures and cooperate with the other Party in seeking a protective order or other appropriate remedy (including redaction); and (b) whenever possible, request confidential treatment of such information in accordance with Section 9.7(b) (Required Filings of Agreement) and Section 9.7(c) (Legally-Required Disclosures). 9.3.3. if prosecuting or defending litigation in accordance with the terms of this Agreement, including responding to a subpoena in a Third Party litigation; 9.3.4. if such disclosure is deemed necessary by the Receiving Party to be disclosed to such Party’s attorneys, independent accountants, or financial advisors for the sole purpose of enabling such attorneys, independent accountants, or financial advisors to provide advice to the Receiving Party, provided that such attorneys, independent accountants, and financial advisors are bound by confidentiality and non-use obligations substantially as protective as the confidentiality provisions of this Agreement as they apply to the Receiving Party; 9.3.5. [**]; and 9.3.6. to its Affiliates, and each of its and its Affiliates’ employees, Sublicensees, or prospective Sublicensees, subcontractors, or prospective subcontractors, in each case, on a strict “need- to-know” basis in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement, to the extent reasonably necessary for such purposes; each of whom prior to disclosure must be bound by written obligations of confidentiality and restrictions on use of such Confidential Information that are at least as stringent as the obligations applicable to the Receiving Party under this Agreement; provided that (a) the Receiving Party will remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 9.3.6 (Permitted Disclosures) to treat such Confidential Information as required under this Article 9 (Confidentiality; Publicity) and (b) the financial terms of this Agreement will be redacted from any such disclosure of the terms of this Agreement. If and whenever any Confidential Information is disclosed in accordance with this Section 9.3 (Permitted Disclosures), such disclosure will not itself cause any such information to cease to be Confidential Information. Notwithstanding the foregoing, in the event that a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 9.3 (Permitted Disclosures) or Section 9.3 (Permitted Disclosures), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use not less than the same efforts to secure confidential treatment of such information as it would to protect its own confidential information from disclosure. In addition, if a Party, after consultation with counsel, determines it is required by Applicable Law to disclose Confidential Information of the other Party that is subject to the confidentiality or non-disclosure provisions of Article 9 (Confidentiality; Publicity), then such Party will promptly inform the other Party of the disclosure that is being sought (and to the extent possible at least five Business Days’ notice) in order to provide the other Party an opportunity to challenge or limit the disclosure and will reasonably cooperate with the other Party to do so. In the event that no such protective order or other remedy is obtained, or the Disclosing Party waives compliance with certain terms of this Article 9 (Confidentiality; Publicity), then the Receiving Party will furnish only that portion of Confidential Information that the Receiving Party is advised by counsel is legally required to be disclosed. 50 9.4. Breaches of Confidentiality. The Receiving Party will promptly notify the Disclosing Party when the Receiving Party becomes aware of any breach of confidence or unauthorized use by any Person to whom the Receiving Party has disclosed any Confidential Information. The Receiving Party will provide all reasonable assistance to the Disclosing Party in connection with any action, demand, claim, or proceeding that the Disclosing Party may institute against any such Person in respect of such disclosure. 9.5. [**]. 9.6. Publication. Notwithstanding any provision to the contrary set forth in this Agreement, Novo Nordisk will have the sole right to publish the results related to any Licensed Compound or Licensed Product and any information related to the Licensed Compounds and Licensed Products in academic, scientific, and medical publications or public presentations, provided that such publication does not disclose the Confidential Information of Lexicon. Lexicon may not publish the results related to any Licensed Compound or Licensed Product or any Arising Technology, in each case, without Novo Nordisk’s prior written approval. 9.7. Publicity. (a) Press Releases. The Parties have agreed on the contents of an initial press release to be issued by Lexicon promptly after the Effective Date, which is attached hereto as Schedule 9.7(a) (Initial Press Release). Except as may be expressly permitted under Section 9.3 (Permitted Disclosures), Section 9.6 (Publication) or Section 9.7(c) (Legally-Required Disclosures), neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party, except for either Party’s references to the other as the licensor or licensee (as applicable) under this Agreement. After the issuance of any such press release or any other permitted public disclosure by a Party, the publishing Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent and approval so long as the information in such press release or other public announcement remains true, correct, and the most current information with respect to the subject matters set forth therein. (b) Required Filings of Agreement. The Parties acknowledge that either or both Parties may be obligated to file a copy of this Agreement (or portions of this Agreement or an abstract of the terms of this Agreement) with the SEC or other Governmental Authorities. Each Party will be entitled to make such a required filing, provided that it initially files a redacted copy of this Agreement (or portions of this Agreement or an abstract of the terms of this Agreement) (“Redacted Agreement”). In the event of any such filing, each Party will (i) permit the other Party to review and comment upon the Redacted Agreement and any subsequent correspondence with respect thereto at least five Business Days in advance of its submission to the SEC or such other Governmental Authorities (to the extent practicable), (ii) reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the then-current legal requirements governing redaction of information from material agreements that must be publicly filed in the applicable country, (iii) promptly deliver to the other Party any written correspondence received by it or its representatives from such Governmental Authority, if any, with respect to such confidential treatment request and promptly advise the other Party of any other communications between it or its representatives with such Governmental Authority with respect to such 51 confidential treatment request, and (iv) if such Governmental Authority requests any changes to the redactions set forth in the Redacted Agreement, use reasonable efforts to support the redactions in the Redacted Agreement as originally filed (to the extent consistent with the then-current legal requirements governing redaction of information from material agreements that must be publicly filed) and, to the extent reasonably practicable, not agree to any changes to the redactions proposed in the Redacted Agreement without first discussing such changes with the other Party and taking the other Party’s comments into consideration when deciding whether to agree to such changes. Each Party will be responsible for its own legal and other external costs in connection with any such filing, registration, or notification. (c) Legally-Required Disclosures. Each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with the SEC or other agency) of certain material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by Applicable Laws, provided that the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and provided, further, that (except to the extent that the Party seeking disclosure is required to disclose such information to comply with Applicable Laws) if the other Party demonstrates to the reasonable satisfaction of the Party seeking disclosure, within three Business Days of such Party’s providing the copy, that the public disclosure of previously undisclosed Confidential Information will materially adversely affect the Development or Commercialization of a Licensed Product being Developed or Commercialized, then the Party seeking disclosure will remove from the disclosure such specific previously undisclosed information as the other Party will reasonably request to be removed. (d) No Other Use of Company Names. Except as otherwise expressly set forth herein, neither Party will use the name, trademark, trade name, or logo of the other Party, its Affiliates or its or their employees in any publicity or news release relating to this Agreement or its subject matter without the prior express written permission of the other Party. 9.8. Attorney-Client Privilege. Neither Party is waiving, nor will be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges recognized under the Applicable Laws of any jurisdiction as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties may become joint defendants in proceedings to which the information covered by such protections and privileges relates and may determine that they share a common legal interest in disclosure between them that is subject to such privileges and protections, and in such event, may enter into a joint defense agreement setting forth, among other things, the foregoing principles but are not obligated to do so. 10. REPRESENTATIONS AND WARRANTIES; COVENANTS 10.1. Mutual Representations. Each of Lexicon and Novo Nordisk hereby represents and warrants, as of the Effective Date, that: 52 10.1.1. such Party is duly organized and a Tax resident in its jurisdiction of incorporation and has the full power and authority to enter into this Agreement and to carry out the provisions hereof; 10.1.2. this Agreement is binding upon such Party and enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium, or similar laws affecting creditors’ rights generally, laws restricting the availability of equitable remedies, and as may be subject to general principles of equity, whether or not such enforceability is considered in a proceeding at law or in equity); 10.1.3. this Agreement has been duly authorized by all requisite corporate action within such Party; 10.1.4. the execution, delivery, and performance by such Party of this Agreement and its compliance with the terms and conditions hereof do not and will not conflict with or result in a breach of any of the terms and conditions of or constitute a default under (a) any agreement or other instrument binding or affecting it or its property, (b) the provisions of its bylaws or other governing documents, or (c) any order, writ, injunction, or decree of any Governmental Authority entered against it or by which any of its property is bound; 10.1.5. no government authorization, consent, approval, license, exemption of or filing, or registration with any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, under any Applicable Law currently in effect, is or will be necessary for, or in connection with, the transactions contemplated by this Agreement, or for the performance by it of its obligations under this Agreement, except as may be required to conduct Clinical Trials or to seek or obtain Regulatory Approvals, or to Manufacture or Commercialize any Licensed Product; 10.1.6. such Party has obtained all necessary authorizations, consents, and approvals of any Third Party that is required to be obtained by it for, or in connection with, the transactions contemplated by this Agreement, or for the performance by it of its obligations under this Agreement, except as may be required to conduct Clinical Trials or to seek or obtain Regulatory Approvals, or to Manufacture or Commercialize any Licensed Product(s); and 10.1.7. it has obtained from each of its existing employees, independent contractors, subcontractors, consultants, Sublicensees, agents, and others who perform activities for such Party under this Agreement (collectively, “Representatives”), written agreements containing obligations of confidentiality and non-use and an assignment to the applicable Party of all inventions and intellectual property rights (and all of such Person’s rights thereto) for which Lexicon or Novo Nordisk is intended to have ownership or license rights under this Agreement such that no such Representative will retain any rights to such inventions or intellectual property rights that would prevent or conflict with Lexicon’s or Novo Nordisk’s (as applicable) rights of ownership or use of such inventions or intellectual property rights as contemplated under this Agreement. 10.2. Representations of Lexicon. Lexicon hereby further represents and warrants to Novo Nordisk that, as of the Effective Date: 10.2.1. Authority to Grant Rights. Lexicon has the full right, power, and authority to grant all of the licenses and rights granted to Novo Nordisk under this Agreement; 10.2.2. No Licensed Compound Encumbered. No Licensed Compound is subject to an agreement between Lexicon and any Third Party that would prevent, limit, or conflict with

53 the inclusion of such Licensed Compound under this Agreement. Other than as provided in the Loan and Security Agreement by and among Oxford Finance LLC, the lenders party thereto, Lexicon and Lexicon Pharmaceuticals (New Jersey), Inc., dated March 17, 2022 and amended August 29, 2022, May 1, 2023, June 23, 2023, December 29, 2023, March 6, 2024, June 28, 2024, and March 27, 2025 (the “Oxford Loan”), the Licensed Technology (a) is free and clear of all mortgages, pledges, liens, encumbrances, or claims of any kind, including claims by any Governmental Authority or academic or non-profit institution and (b) is not subject to any other Third Party agreements or existing royalty or other payment obligations to any Third Party. Lexicon has complied with all obligations under the Oxford Loan required to grant the rights to Novo Nordisk hereunder, including [**]. 10.2.3. Existing Patent Rights. (a) All of the issued Licensed Patent Rights that are identifiable and existing as of the Effective Date are subsisting, valid, and enforceable. The Licensed Patent Rights set forth on Schedule 10.2.3 (Existing Patent Rights), represent all Patent Rights that Lexicon and its Affiliates Control as of the Effective Date [**] to Exploit the Licensed Compounds or Licensed Products (the “Existing Patent Rights”). Lexicon and its Affiliates do not hold any rights to any Patent Rights [**] for Exploiting the Licensed Compounds or Licensed Products that it does not Control. Neither Lexicon nor any of its Affiliates have taken any action that would render any Existing Patent Rights unpatentable. (b) Lexicon has paid all application, registration, maintenance, and renewal fees due with respect to all Licensed Patent Rights set forth on Schedule 10.2.3 (Existing Patent Rights) and has filed all necessary documents with the relevant patent registries for the purpose of maintaining such Licensed Patent Right. (c) Lexicon has not given any written notice to any Third Party asserting infringement by such Third Party of any Existing Patent Rights and, to Lexicon’s knowledge, there is no unauthorized use, infringement, or misappropriation of any Existing Patent Rights. 10.2.4. Litigation and Actions Relating to Intellectual Property. Lexicon (a) has not received any written notice of any threatened claims or litigation seeking to invalidate or otherwise challenge any Existing Patent Rights or of any actual infringement thereof; (b) to its knowledge, is not aware of any pending or threatened infringement of any Existing Patent Rights by any Third Party in the Territory; (c) is not aware of any pending action, suit, proceeding, or claim by a Third Party asserting that Lexicon is infringing or has misappropriated or otherwise is violating any Patent Right trade secret, or other intellectual property or proprietary right of any Third Party; (d) has not received any written notification of actual claims, disputes, proceedings, challenges, or allegations regarding or relating to improper inventorship or ownership of the Licensed Technology; and (e) to its knowledge, is not aware of any actual, pending, alleged, or threatened adverse actions, suits, administrative proceedings, claims, re-examinations, oppositions, interferences, or formal governmental investigations involving the Licensed Patent Rights by or against Lexicon or any of its Affiliates in or before any court, Governmental Authority, or Regulatory Authority. 10.2.5. Proper Ownership and Rights. Lexicon is the proper and rightful owner of or licensee to the intellectual property and other rights licensed to Novo Nordisk under Section 2.1 (Exclusive License to Novo Nordisk), and Lexicon has the rights necessary to grant the 54 license set forth in Section 2.1 (Exclusive License to Novo Nordisk) to Novo Nordisk (including under any Third Party in-license agreements) without additional payment or other consideration to be paid by Novo Nordisk for such intellectual property or other rights. To Lexicon’s knowledge, as of the Effective Date, Lexicon or its Affiliates own all intellectual property or other rights necessary for Exploiting all Licensed Compounds and Licensed Products without additional payment or other consideration to be paid by Novo Nordisk for such intellectual property or other rights. 10.2.6. LX9851 Library. Schedule 1.112 (LX9851 Library) contains a complete and accurate list of all Lexicon proprietary compounds pursued under the LX9851 program. 10.2.7. Third Party Agreements. Lexicon is not a party to any agreement with a Third Party under which Lexicon has obligations (including royalty or other payment obligations) to such Third Party with respect to (a) the grant of a license to Novo Nordisk under any Licensed Technology or (b) Novo Nordisk’s practice thereunder or Exploitation of Licensed Compounds or Licensed Products; 10.2.8. No Proceedings. There is no action, suit, inquiry, investigation, or other proceeding, pending, ongoing, or to Lexicon’s knowledge, threatened by any Third Party that challenges or threatens the ownership, scope, duration, validity, enforceability, priority, or right to use of any Licensed Technology. 10.2.9. No Infringement or Misappropriation. (a) Neither Lexicon, its Affiliates, nor its or their respective current or former employees have misappropriated any of the Licensed Know-How from any Third Party, and Lexicon is not aware of any claim by a Third Party that such misappropriation has occurred. (b) To the knowledge of Lexicon, the use of the Licensed Technology in the performance of the activities under the Research Plan, and the Exploitation of any Licensed Compound or Licensed Product, in each case, as contemplated to be conducted under this Agreement, does not infringe, misappropriate, or otherwise violate any valid and enforceable intellectual property right owned or controlled by any Third Party. (c) Lexicon has not received any written notice from any Third Party asserting or alleging that Development, Manufacture, Commercialization, and other Exploitation of any Licensed Compound or Licensed Product infringes or misappropriates the intellectual property rights of such Third Party. 10.2.10. Proper Skills. All Lexicon employees, and all Lexicon subcontractors, who have conducted studies related to the Licensed Compounds, have appropriate education, knowledge, and experience to conduct such studies. All studies conducted for any Licensed Compound that have been conducted by Lexicon employees or Lexicon’s subcontractors have been conducted in accordance with Applicable Laws, including current governmental regulations concerning current GLP and GMP where applicable. 10.2.11. Employee Invention Assignment and Confidentiality. (a) With respect to any Licensed Technology owned by Lexicon, Lexicon and its Affiliates have obtained from all Persons who participated in any respect in the invention or authorship of any such Licensed Technology effective assignments of 55 all ownership rights of such individuals in such Licensed Technology pursuant to written agreement, and no Person to Lexicon’s knowledge who claims to be an inventor of an invention claimed in a Licensed Patent Right within such Licensed Technology is not identified as an inventor of such invention in the filed patent documents for such Licensed Patent Right. (b) All of Lexicon’s and its Affiliates’ employees, officers, and consultants: (i) have executed written agreements requiring assignment to Lexicon or its Affiliates of all inventions made during the course of and as the result of their association with Lexicon or its Affiliates, as applicable, and obligating the individual to assign to Lexicon or its Affiliates, as applicable, all inventions made during the course of performance under this Agreement; (ii) are not subject to any agreement with any other Third Party that requires such officer or employee or, to Lexicon’s knowledge, consultant to assign any interest in any Licensed Technology to such Third Party; and (iii) have executed agreements or have existing obligations under Applicable Law obligating the individual to maintain as confidential Lexicon’s Confidential Information as well as confidential information of other parties (including of Novo Nordisk and its Affiliates) that such individual may receive in its performance under this Agreement, to the extent required to support Lexicon’s obligations under this Agreement. 10.2.12. Regulatory Information. Lexicon has disclosed to Novo Nordisk all material information and data, and all material correspondences sent to or received from any Regulatory Authority in the possession or control of Lexicon or its Affiliates, in each case, related to any Licensed Compound or Licensed Product. 10.2.13. Licensed Compound Status. Lexicon and its Affiliates have conducted, and to Lexicon’s knowledge their respective contractors and consultants have conducted, all Development and Manufacture of the Licensed Compounds and Licensed Products in compliance with all Applicable Law, including, to the extent applicable, GLP and cGMP. 10.2.14. No Governmental Funding. The inventions claimed by the Licensed Patent Rights as of the Effective Date: (a) were not conceived, discovered, developed, or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States of America or any agency thereof, (b) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(e), and (c) are not otherwise subject to the provisions of the Patent Right and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401. 10.2.15. Provision of Licensed Technology Information. Lexicon and its Affiliates have provided or made available to Novo Nordisk any information in its and their possession, including information relating to the Licensed Technology, that Lexicon reasonably believes would be material to Novo Nordisk’s decision to enter into this Agreement and undertake the commitments and obligations set forth herein and Lexicon has not intentionally failed to furnish Novo Nordisk with any information requested by Novo Nordisk, or intentionally concealed such information from Novo Nordisk. 10.2.16. Tax Residency. Lexicon and its Affiliates have provided or made available to Novo Nordisk proof of Tax residency. 56 10.3. DISCLAIMER OF WARRANTIES. OTHER THAN THE EXPRESS WARRANTIES OF SECTION 10.1 (MUTUAL REPRESENTATIONS) AND SECTION 10.2 (REPRESENTATIONS OF LEXICON), EACH PARTY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT ANY PRODUCTS DEVELOPED UNDER THIS AGREEMENT ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE OR THAT ANY PATENT RIGHTS WILL ISSUE OR BE VALID OR ENFORCEABLE. EACH PARTY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE, AND COMMERCIALIZATION OF A PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT, IF COMMERCIALIZED, ANY PARTICULAR SALES LEVEL WILL BE ACHIEVED. 10.4. Additional Covenants by Lexicon. 10.4.1. Without Novo Nordisk’s prior written consent, Lexicon and its Affiliates will not, after the Effective Date, affect any corporate restructuring, enter into any agreement, or otherwise obligate itself to any Third Party, in each case, in a manner that conflicts with or otherwise adversely affects the options, rights, or licenses granted to Novo Nordisk or that would be inconsistent with Lexicon’s obligations under this Agreement. 10.4.2. Lexicon will not amend, modify, terminate, or waive any rights, fail to meet any obligations, or assign, transfer, convey or dispose of (including pledging as collateral for purposes of securing a loan), [**] in a manner that would adversely affect Novo Nordisk’s rights or obligations (including Lexicon’s exclusivity obligations under Section 2.5 (Exclusivity)) under this Agreement (including by incurring additional payment or other costs payable by Novo Nordisk for such intellectual property or other rights) without Novo Nordisk’s prior written consent. 10.4.3. Lexicon will, and will ensure that its Affiliates, Sublicensees, and Subcontractors obtain written agreements from any and all Persons involved in or performing any Lexicon Research Activities and Lexicon Manufacturing Activities that assign such Persons’ rights, title, and interests in and to any Licensed Technology or Results to Lexicon prior to any such Person performing such activities. 10.4.4. Lexicon and its Affiliates will perform their obligations under this Agreement, including all Lexicon Research Activities and Lexicon Manufacturing Activities, in a good scientific manner and in accordance with all Applicable Laws, including current governmental regulations concerning current GLP and GMP where needed. Lexicon will notify Novo Nordisk promptly if Lexicon receives any warning letter, untitled letter, Form FDA-483, notice of violation, or other communication from or on behalf of a Regulatory Authority that alleges any Lexicon Research Activities or Lexicon Manufacturing Activities fail to comply with Applicable Laws. 10.4.5. Lexicon will not, and will cause its Affiliates not to incur or permit to exist, with respect to any (a) Know-How, Patent Rights, or other intellectual property rights Controlled by any Lexicon [**] for Novo Nordisk to conduct activities hereunder, (b) Licensed Technology, and (c) Arising Technology, any lien, encumbrance, charge, security interest, mortgage, liability, or other restriction (including in connection with any indebtedness) other than those existing as of the Effective Date pursuant to the Loan and Security Agreement by and among Oxford Finance LLC, the lenders party thereto, Lexicon and

57 Lexicon Pharmaceuticals (New Jersey), Inc., dated March 17, 2022 and amended from time to time. 10.4.6. Lexicon will maintain sufficient resources to perform all Lexicon Research Activities and Lexicon Manufacturing Activities for which it is responsible under this Agreement in accordance herewith. 10.4.7. Upon submission by Novo Nordisk of the first IND for a Licensed Product, Lexicon will provide to Novo Nordisk an updated version of Schedule 1.112 (LX9851 Library) containing a complete and accurate list of all Lexicon proprietary compounds pursued under the LX9851 program as of the date of such IND submission. 10.5. Compliance. 10.5.1. Compliance with this Agreement. Each of the Parties will, and will cause their respective Affiliates to, comply in all respects with the terms of this Agreement. 10.5.2. Debarment. Each Party covenants to the other Party that neither it nor its Representatives or any other Person used by such Party in the performance of the respective Development activities under this Agreement is or has been: (a) debarred or disqualified under the FD&C Act; (b) listed by any government or regulatory agencies as ineligible to participate in any government healthcare programs or government procurement or non-procurement programs (as that term is defined in 42 U.S.C. §1320a-7b(f)), or excluded, debarred, suspended, or otherwise made ineligible to participate in any such program; or (c) convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action. Each Party will not during the Term knowingly, employ or use, directly or indirectly, including through Affiliates, the services of any such Person. In the event that either Party becomes aware of the debarment or disqualification or threatened debarment or disqualification of any Person providing services to such Party, directly or indirectly, including through Affiliates or, in the case of Novo Nordisk, through Sublicensees, that directly or indirectly relate to activities contemplated under this Agreement, such Party will promptly notify the other Party in writing and such Party will cease employing, contracting with, or retaining any such Person to perform any such services. 10.5.3. Compliance with Laws. No Party will, or will be required to, undertake any activity under or in connection with this Agreement which violates, or which such Party reasonably believes, in good faith, may violate, any Applicable Laws. 10.5.4. Compliance with Party-Specific Regulations. In carrying out their respective obligations under this Agreement, the Parties agree to cooperate with each other as may reasonably be required to help ensure that each Party is able to fully meet its obligations with respect to all judgments, decrees, orders, or similar decisions issued by any Governmental Authority specific to a Party, and all consent decrees, corporate integrity agreements, or other agreements or undertakings of any kind by a Party with any Governmental Authority, in each case, as the same may be in effect from time to time and applicable to a Party’s activities contemplated under this Agreement (the “Party-Specific Regulations”). Neither Party will be obligated to pursue any course of conduct that would result in such Party being in material breach of any Party-Specific Regulation applicable to it; provided that, in the event that a Party refuses to fulfill its obligations under this Agreement in any material respect on such basis, the other Party will have the right to terminate this Agreement in accordance with Section 12.3 (Termination For Cause). All Party-Specific 58 Regulations are binding only in accordance with their terms and only upon the Party to which they relate. 10.5.5. Compliance with Internal Compliance Codes. Except as expressly provided otherwise hereunder, all Internal Compliance Codes will apply only to the Party from which they originate. The Parties agree to cooperate with each other to help ensure that each Party is able to comply with the substance of its respective Internal Compliance Codes and, to the extent practicable, each Party will operate in a manner consistent with its own Internal Compliance Codes applicable to its performance under this Agreement. 10.5.6. Compliance with Anti-Corruption Laws. In connection with this Agreement, the Parties will comply with all applicable local, national, and international laws, regulations, and industry codes dealing with government procurement, conflicts of interest, corruption, or bribery, including, if applicable, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any laws enacted to implement the Organization of Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions. 10.6. [**]. 11. INDEMNIFICATION 11.1. Indemnification by Lexicon. Lexicon hereby agrees to indemnify, defend, and hold harmless (collectively, “Indemnify”) Novo Nordisk, its Affiliates, and its and their directors, officers, agents, employees, and representatives (collectively, “Novo Nordisk Indemnitees”) from and against any and all claims, suits, actions, liability, loss, damage, or expense (including without limitation reasonable attorneys’ fees) (collectively, “Losses”) they may suffer as the result of Third Party claims, demands, actions, or other proceedings (collectively, “Third Party Claims”) to the extent arising out of or related to (a) the gross negligence, recklessness, or willful misconduct of any Lexicon Indemnitee (as defined below) in the performance under this Agreement; (b) the performance of any Lexicon Research Activities under the Research Plan or any Lexicon Manufacturing Activities under Section 5.1 (Manufacturing and Supply Responsibilities), in each case, by or on behalf of Lexicon or its Affiliates; (c) the Exploitation of any Licensed Compound or Licensed Product by or on behalf of Lexicon or its Affiliates; and (d) any breach by or on behalf of Lexicon or any of its Affiliates of any of Lexicon’s representations, warranties, or covenants under this Agreement, in each case ((a) through (d)), except to the extent of any Losses for which Novo Nordisk is required to indemnify Lexicon pursuant to Section 11.2 (Indemnification by Novo Nordisk). 11.2. Indemnification by Novo Nordisk. Novo Nordisk hereby agrees to Indemnify Lexicon, its Affiliates, and its and their directors, officers, agents, employees, and representatives (collectively, “Lexicon Indemnitees”) from and against any and all Losses they may suffer as the result of Third Party Claims to the extent arising out of (a) the gross negligence, recklessness, or willful misconduct of any Novo Nordisk Indemnitee in the performance under this Agreement; (b) any breach by Novo Nordisk of any of Novo Nordisk’s representations, warranties, or covenants under this Agreement; and (c) the Exploitation of any Licensed Product by or on behalf of Novo Nordisk or its Affiliates or Sublicensees (other than any Lexicon Indemnitee); in each case ((a) through (c)), except to the extent of any Losses for which Lexicon is required to Indemnify Novo Nordisk pursuant to Section 11.1 (Indemnification by Lexicon). 11.3. Indemnification Procedures. The Party claiming indemnity under this Article 11 (Indemnification) (the “Indemnified Party”) will give written notice to the Party from whom 59 indemnity is being sought (the “Indemnifying Party”) promptly after learning of the claim, demand, suit, liability, loss, damage, expense, proceeding, or cause of action for which indemnity is being sought (“Claim”). The Indemnifying Party’s obligation to Indemnify pursuant to Section 11.1 (Indemnification by Lexicon) or Section 11.2 (Indemnification by Novo Nordisk), as applicable, will be reduced to the extent the Indemnified Party’s delay in providing notification pursuant to the previous sentence results in material prejudice to the Indemnifying Party; provided that the failure by an Indemnified Party to give such notice or otherwise meet its obligations under this Section 11.3 (Indemnification Procedures) will not relieve the Indemnifying Party of its indemnification obligation under this Agreement. At its option, the Indemnifying Party may assume the defense and have exclusive control, at its own expense, of any Claim for which indemnity is being sought by giving written notice to the Indemnified Party within [**] after receipt of the notice of the Claim, provided that (a) it agrees to Indemnify the Indemnified Party from and against all Losses the Indemnified Party may suffer arising out of the Claim; (b) the Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party; (c) the Claim does not relate to any criminal or regulatory enforcement proceeding; and (d) the Indemnifying Party conducts the defense of the Claim diligently, including by selecting competent counsel in connection with conducting such defense and handling such Claim, in consultation with the Indemnified Party, and keeping the Indemnified Party timely apprised of the status of such Claim. If either Party believes that any of the Claims described in (b) or (c) may apply, then such Party will promptly notify the other Party, and the applicable Party against whom such Claim is levied will then have the right to assume and be responsible for any such Claim by counsel of its choice; provided that, the responsible Indemnifying Party will be responsible for payment of any such expenses. If the Indemnifying Party assumes such defense, (i) the Indemnified Party will provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense, (ii) the Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, that the Indemnifying Party will have the right to assume and conduct the defense of the Claim with counsel of its choice, (iii) the Indemnifying Party will not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, conditioned, or delayed, unless the settlement involves only the payment of money and includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding, and (iv) the Indemnified Party will not settle any such Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld, conditioned, or delayed. If national procedural rules prevent the Indemnifying Party from managing and controlling the defense of a Claim and its settlement, the Indemnified Party will to the extent necessary cooperate with the Indemnifying Party to manage and control the defense of such Claim and its settlement, provided, however, that the Indemnifying Party will have the right to make all decisions relevant for the defense of such Claim and its settlement. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, then (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (B) the Indemnified Party reserves any right it may have under this Article 11 (Indemnification) to obtain indemnification from the Indemnifying Party. Notwithstanding the foregoing, if the Indemnifying Party believes that any of the exceptions to its obligation of indemnification of the Indemnified Party set forth in this Article 11 (Indemnification) may apply, the Indemnifying Party will promptly notify the Indemnified Party, who will then have the right to be represented in any such Claim by separate counsel at its own expense; provided that the Indemnifying Party will be responsible for payment of such expenses if the Indemnified Party is ultimately determined to be entitled to indemnification from the Indemnifying Party. 60 11.4. Limitation of Liability. EXCEPT TO THE EXTENT SUCH PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY UNDER THIS ARTICLE 11 (INDEMNIFICATION), AS A RESULT OF A BREACH OF A PARTY’S RESPONSIBILITIES PURSUANT TO ARTICLE 9 (CONFIDENTIALITY; PUBLICITY), AS A RESULT OF A PARTY’S WILLFUL MISCONDUCT, OR, WITH RESPECT TO LEXICON, LEXICON’S BREACH OF SECTION 2.5 (EXCLUSIVITY) OR SECTION 10.2.5 (PROPER OWNERSHIP AND RIGHTS), NEITHER PARTY NOR ITS RESPECTIVE AFFILIATES WILL BE LIABLE FOR ANY SPECIAL, INDIRECT, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES OR FOR LOST REVENUE, LOST PROFITS, LOST ROYALTIES, LOST SAVINGS, LOSS OF USE, OR DAMAGE TO GOODWILL HEREUNDER, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY, OR OTHERWISE UNDER ANY THEORY, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN AWARE OR SHOULD BE AWARE OF THE POSSIBILITY OF SUCH DAMAGES. 11.5. Insurance. Each Party will have and maintain, at its own cost, such type and amounts of insurance that is adequate and with reputable insurers covering its obligations associated with its activities hereunder, including insurance that is: (a) normal and customary in the research-based biotechnology industry, including general liability (in the case of Lexicon) or in the pharmaceutical industry (in the case of Novo Nordisk), and (b) otherwise required by Applicable Law. Lexicon will provide to Novo Nordisk certificates evidencing at least the above-required insurance coverage of Lexicon within [**] after reasonable request from Novo Nordisk. Such policies will remain in effect throughout the Term. Maintenance of such insurance coverage will not relieve a Party of any responsibility under this Agreement for damages in excess of the insurance limit. The Parties acknowledge and agree that Novo Nordisk may meet its obligations under this Section 11.5 (Insurance) through self-insurance. 12. TERM; TERMINATION 12.1. Term. The term of this Agreement (the “Term”) will commence on the Effective Date and, unless earlier terminated as provided in this Article 12 (Term; Termination) will continue in full force and effect on a Licensed Product-by-Licensed Product and country-by-country basis until the expiration of the Royalty Term for each Licensed Product in each country and will expire in its entirety upon the last-to-expire Royalty Term. 12.2. Novo Nordisk Termination at Will. Novo Nordisk may terminate this Agreement (a) in its entirety as to all Licensed Products (i.e., termination with respect to all Licensed Compounds and Licensed Products), with such termination effective either (i) throughout the Territory, in which case, the entire Agreement will terminate in its entirety, or (ii) only with respect to one or more countries in the Territory, in which case this Agreement will terminate as to such Terminated Countries, but remain in force as to the remaining countries in the Territory; or (b) with respect to one or more Licensed Products, with such termination effective either (i) throughout the Territory, in which case this Agreement will terminate as to such Terminated Products throughout the Territory, but remain in force as to all other Licensed Compounds and Licensed Products in the Territory, or (ii) for one or more countries within the Territory, in which case this Agreement will terminate as to such Terminated Compounds and Terminated Products in the applicable Terminated Countries, but remain in force as to all other Licensed Compounds and Licensed Products solely in all countries in the Territory that are not Terminated Countries. Any of the foregoing terminations under this Section 12.2 (Novo Nordisk Termination at Will) will be at Novo Nordisk’s sole discretion, at any time, effective upon [**] prior written notice thereof to Lexicon. Such written notice will specify in detail what the Terminated Compounds, Terminated Products, and Terminated Countries are pursuant to such termination.

61 12.3. Termination for Cause. 12.3.1. By Novo Nordisk. If Novo Nordisk believes Lexicon is in material breach of this Agreement, then may deliver notice of such breach to Lexicon that identifies the material breach and, if applicable, the actions or conduct that Novo Nordisk considers would be an acceptable cure of such material breach. If Lexicon does not cure such material breach within the applicable cure period set forth in Section 12.3.3 (Cure Periods for Material Breaches), then, subject to Section 12.3.4 (Disputes Regarding Material Breach), Novo Nordisk may terminate [**]. 12.3.2. By Lexicon. If Lexicon believes Novo Nordisk is in material breach of this Agreement, then Lexicon may deliver notice of such breach to Novo Nordisk that identifies the material breach and, if applicable, the actions or conduct that Lexicon considers would be an acceptable cure of such material breach. If Novo Nordisk does not cure such material breach within the applicable cure period set forth in Section 12.3.3 (Cure Periods for Material Breaches), then, subject to Section 12.3.4 (Disputes Regarding Material Breach), Lexicon may terminate [**]. 12.3.3. Cure Periods for Material Breaches. For all material breaches other than a failure to make a payment as set forth in this Agreement, the allegedly breaching Party (the “Defaulting Party”) will have [**] from receipt of a written notice of such material breach under Section 12.3.1 (By Novo Nordisk) or Section 12.3.2 (By Lexicon) (“Breach Notice”) from the other Party (the “Non-Defaulting Party”) to cure such material breach. For any material breach arising from a failure to make a payment set forth in this Agreement, the cure period will be [**] from receipt of the Breach Notice. Notwithstanding the foregoing, if such material breach (other than a material breach arising from a failure to make a payment) cannot be reasonably cured during the foregoing cure period, then the Defaulting Party may submit to the Non-Defaulting Party a reasonable cure plan to remedy such material breach that is reasonably acceptable to the Non-Defaulting Party, and upon such submission, the applicable cure period will automatically be extended for so long as the Defaulting Party continues to use commercially reasonable efforts to cure such material breach in accordance with such cure plan, but for no more than [**] from receipt of the Breach Notice (subject to the dispute resolution procedures set forth in Section 12.3.4 (Disputes Regarding Material Breach)). 12.3.4. Disputes Regarding Material Breach. If the Defaulting Party disputes the occurrence of an alleged (in a Breach Notice provided per the above) material breach, then the issue of whether the Non-Defaulting Party may properly terminate this Agreement on expiration of the applicable cure period will be resolved in accordance with Article 13 (Dispute Resolution). If as a result of such dispute resolution process, it is determined that the Defaulting Party committed a material breach of this Agreement, and the Defaulting Party does not cure such material breach within [**] after the date of such determination (the “Additional Cure Period”), except that if such breach is of a payment obligation, then the Additional Cure Period will be [**] from the date of such determination, then such termination will be effective as of the expiration of the Additional Cure Period. If the Parties dispute whether such material breach was so cured, then such dispute will also be determined in accordance with Article 13 (Dispute Resolution). This Agreement will remain in full force and effect during the pendency of any such dispute resolution proceeding and the cure periods set forth in Section 12.3.3 (Cure Periods for Material Breaches) and any Additional Cure Period, in each case, will be tolled during any such dispute resolution proceeding, such proceeding will not suspend any obligations of either Party hereunder, and each Party will use reasonable efforts to mitigate any damage. If as a 62 result of such dispute resolution proceeding it is determined that the Defaulting Party did not commit such material breach (or such material breach was cured in accordance with this Section 12.3 (Termination for Cause)), then no termination will be effective, and this Agreement will continue in full force and effect. 12.4. Termination for Bankruptcy. To the extent permitted by Applicable Law, Novo Nordisk may terminate this Agreement upon the filing or institution of bankruptcy, reorganization, liquidation, or receivership proceedings, upon the appointment of a receiver or trustee over all or substantially all property, or upon an assignment of a substantial portion of the assets for the benefit of creditors by Lexicon; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate will only become effective if Lexicon consents to the involuntary bankruptcy or such proceeding is not dismissed within [**] after the filing thereof. 12.4.1. All rights and licenses now or hereafter granted by Lexicon to Novo Nordisk under or pursuant to this Agreement are, for all purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined in the Bankruptcy Code. Upon the filing or institution of bankruptcy, reorganization, liquidation, or receivership proceedings, upon the appointment of a receiver or trustee over all or substantially all property, or upon an assignment of a substantial portion of the assets for the benefit of creditors by Lexicon, Lexicon agrees that Novo Nordisk, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Lexicon will, during the Term, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all intellectual property licensed under this Agreement. Each Party acknowledges and agrees that “embodiments” of intellectual property within the meaning of Section 365(n) include laboratory notebooks, cell lines, product samples, and inventory, research studies and data, all Regulatory Approvals (and all applications for Regulatory Approval) and right to provide Novo Nordisk with all such intellectual property (including all embodiments thereof) held by Lexicon and such successors and assigns, or otherwise available to them, immediately upon Novo Nordisk’s written request. Whenever Lexicon or any of its successors or assigns provides to Novo Nordisk any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 12.4 (Termination for Bankruptcy), Novo Nordisk will have the right to perform Lexicon’s obligations hereunder with respect to such intellectual property, but neither such provision nor such performance by Novo Nordisk will release Lexicon from liability resulting from rejection of the license or the failure to perform such obligations; and not interfere with Novo Nordisk’s rights under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity, to the extent provided in Section 365(n) of the Bankruptcy Code. 12.4.2. All rights, powers, and remedies of Novo Nordisk provided in this Section 12.4 (Termination for Bankruptcy) are in addition to and not in substitution for any other rights, powers, and remedies now or hereafter existing at law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the Bankruptcy Code with respect to Lexicon. The Parties intend the following rights to extend to the maximum extent permitted by Applicable Law, and to be enforceable under Bankruptcy Code Section 365(n): (a) the right of access to any intellectual property (and all embodiments thereof) of Lexicon, or any Third Party that is licensed or sublicensed to Lexicon under this Agreement; and 63 (b) the right to contract directly with any Third Party to complete the contracted work. 12.5. Effects of Termination. Subject to the remainder of this Section 12.5 (Effects of Termination), upon termination of this Agreement in whole or with respect to one or more Terminated Countries, Terminated Compounds, or Terminated Products: 12.5.1. Licenses. (a) Upon termination of this Agreement with respect to a Terminated Product, all licenses and other rights granted hereunder (including all sublicenses granted by Novo Nordisk to Affiliates or Sublicensees) with respect to any such Terminated Product will immediately terminate in the Terminated Countries, and (b) upon such termination of this Agreement in its entirety, all licenses and other rights granted hereunder (including all sublicenses granted by Novo Nordisk to Affiliates or Sublicensees and all of Novo Nordisk’s rights to prosecute, defend, and enforce Licensed Patent Rights) will immediately terminate; except that, in each case (a) and (b), such licenses will continue solely as necessary and only for so long as required for the Parties to complete the orderly wind-down of their activities under this Agreement in accordance with Applicable Law and as otherwise agreed upon in accordance with Section 12.5.3 (Wind-Down). Subject to the foregoing and the below, and any other surviving obligations, the Parties will retain their applicable ownership interests in the Arising Technology without any restrictions on the practice and Exploitation of such technology after the Term. 12.5.2. Survival of Sublicenses. Upon termination of this Agreement for any reason, upon the request of any Sublicensee not then in breach of its sublicense agreement or the terms of this Agreement applicable to such Sublicensee, Lexicon will (subject to the additional requirements in this Section 12.5.2 (Survival of Sublicenses)) enter into a direct license from Lexicon to such Sublicensee on the same terms as this Agreement, taking into account any difference in license scope, territory, and duration of sublicense grant (each a “New License Agreement”). Under any such New License Agreement between Lexicon and such former Sublicensee, such Sublicensee will be required to pay to Lexicon the same amounts in consideration for such direct grant as Lexicon would have otherwise received from Novo Nordisk pursuant to this Agreement on account of such Sublicensee’s Exploitation of the Licensed Compound and Licensed Products had this Agreement not been terminated. Under such New License Agreement, Lexicon will not be bound by any grant of rights broader than and will not be required to perform any obligation other than those rights and obligations contained in, this Agreement, and all applicable rights of Lexicon set forth in this Agreement will be included in such New License Agreement. Each Sublicensee will be an intended Third Party beneficiary of this Section 12.5.2 (Survival of Sublicenses) with the right to enforce the same against Lexicon. At the request of Novo Nordisk, Lexicon will issue a comfort letter directly to any potential Sublicensee confirming the terms of this Section 12.5.2 (Survival of Sublicenses). 12.5.3. Wind-Down. Promptly following receipt by the applicable Party of a notice of termination under Section 12.2 (Novo Nordisk Termination at Will), Section 12.3 (Termination for Cause), or Section 12.4 (Termination for Bankruptcy), the Parties will begin to wind-down their respective activities under this Agreement, including with respect to the applicable Terminated Product in the Terminated Countries. The Parties will establish an appropriate working group to coordinate such wind-down. 12.5.4. Destruction of Confidential Information. Upon the expiration or termination of this Agreement in its entirety, each Receiving Party will destroy (at the Disclosing Party’s written request) all Confidential Information of the Disclosing Party in its possession as of the effective date of the expiration or termination (with the exception of one copy of such 64 Confidential Information, which copy may be retained by the legal department of the Receiving Party to confirm compliance with the non-use and non-disclosure provisions of this Agreement), including any Confidential Information of the Disclosing Party contained in its laboratory notebooks or databases; provided that each Receiving Party may retain and continue to use such Confidential Information of the Disclosing Party to the extent necessary to exercise any surviving rights, licenses, or obligations under this Agreement (including pursuant to this Section 12.5 (Effects of Termination)). Notwithstanding the foregoing, a Receiving Party will not be required to destroy any computer files created during automatic system back up that are subsequently stored securely by it and not readily accessible to its Representatives or others who received the Disclosing Party’s Confidential Information under this Agreement. Upon the Disclosing Party’s written request, the Receiving Party will provide the Disclosing Party written certification of such destruction. 12.5.5. Termination of Payment Obligations. All payment obligations with respect to the Terminated Compounds and Terminated Products in the Terminated Countries hereunder will terminate, other than those that are accrued and unpaid as of the effective date of such termination. For any payment obligations that are accrued and unpaid as of the effective date of termination, an invoice must be provided no later than [**] after the effective date of termination. 12.5.6. Sell-Off Right. For a period of [**] following the effective date of termination of this Agreement, Novo Nordisk will have the right to sell or otherwise dispose of the Terminated Compounds and Terminated Products in the Terminated Countries on hand at the time of such termination or in the process of Manufacturing; provided that any revenue obtained from such disposal will be treated as Net Sales and the provisions of Article 7 (Financial Terms) will apply to such Net Sales. 12.5.7. [**]. 12.6. [**] 12.7. Remedies. Termination of this Agreement is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available (except as Novo Nordisk and Lexicon have expressly agreed to otherwise herein) and such termination will not preclude Novo Nordisk or Lexicon from claiming any other damages, compensation, or relief that it may be entitled to upon such termination. 12.8. Survival. The following provisions, as well as any other provisions that by their express terms are intended to survive termination or expiration, will survive termination or expiration of this Agreement: Article 1 (Definitions) (to the extent necessary to interpret other surviving sections), Section 2.5 (Exclusivity), Section 2.6 (Acknowledgement), Section 2.7 (Acquirer Engaged in Competing Program), Section 2.8 (No Implied Rights), Section 4.4.4 (Audit and Compliance of Law), Section 4.7.2 (Records), Section 4.8 (Information Security), Sections 7.2 (Development Milestones) through 7.4 (Royalties) (with respect to any payment obligation accrued prior to the effective date of termination or expiration of this Agreement or thereafter in accordance with this Article 12 (Term; Termination)), Section 7.5 (Expiration of the Royalty Term) (with respect to a Licensed Product to the extent that the Royalty Term for such Licensed Product expires during the Term), Sections 7.6 (Payment Reductions) through 7.13 (Late Payments) (with respect to any payment obligation accrued prior to the effective date of termination or expiration of this Agreement or thereafter in accordance with this Article 12 (Term; Termination)), Sections 8.1 (Ownership of Background Technology) through 8.4 (Exploitation of Joint Arising Technology),

65 Section 8.6 (Prosecution and Maintenance) (solely with respect to each Parties rights and obligations regarding Joint Arising Patent Rights), Section 8.9 (Patent Right Term Extension) (solely with respect to each Parties rights and obligations regarding Joint Arising Patent Rights), Article 9 (Confidentiality; Publicity), Section 10.3 (Disclaimer of Warranties), Article 11 (Indemnification) (excluding Section 11.5 (Insurance)), Section 12.1 (Term), Section 12.5 (Effects of Termination); this Section 12.8 (Survival), Article 13 (Dispute Resolution), and Article 14 (Miscellaneous). 13. DISPUTE RESOLUTION 13.1. Governing Law; Venue. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York, United States, without giving effect to its conflicts of laws principles. Except as set forth in Section 13.3 (Arbitration), the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the federal district court of the Southern District of New York or, if jurisdiction is not available therein, a New York state Supreme Court located in New York County, New York, United States, for any action, suit, or proceeding (other than appeals therefrom) arising out of or relating to this Agreement and agree to not commence any action, suit, or proceeding (other than appeals therefrom) related thereto except in such courts. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit, or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in such courts and hereby further irrevocably and unconditionally waive and agree to not plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum. 13.2. Disputes. The Parties recognize that controversies or disputes relating to or in connection with this Agreement may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by cooperation and without resort to litigation. To accomplish this objective, the Parties will follow the procedures set forth in this Article 13 (Dispute Resolution) to resolve any such dispute. Except any matters within the purview of the JSC’s decision-making authority, which will be subject to resolution in accordance with Section 3.4 (Decision Making), if any dispute, claim, or controversy of any nature arising out of or relating to this Agreement, including any action or claim based on tort, contract, or statute, or concerning the interpretation, effect, termination, validity, performance, or breach of this Agreement (each, a “Dispute”) arises between the Parties, then either Party may refer such Dispute to the Executive Officers of each Party for resolution by providing a written request to the other Party. Each Party, within 15 days after a Party has received such written request from the other Party to so refer such Dispute, will notify the other Party in writing of [**]. If, after 45 days from receipt of such notice of Dispute, [**], a Party may submit any such unresolved Dispute that is not an Excluded Claim (as defined below) for binding arbitration administered by the International Chamber of Commerce (“ICC”) pursuant to its arbitration rules in effect at the time such Dispute arises, applying the substantive law specified in Section 13.1 (Governing Law; Venue). The requirement to arbitrate under this Article 13 (Dispute Resolution) will extend to any claims by or against the Parties, and their respective Affiliates, and any Representatives of either of the Parties or their respective Affiliates or subsidiaries, as applicable. Notwithstanding any provision to the contrary set forth in this Agreement, in no event may a Dispute arbitration be initiated after the date when commencement of a legal or equitable proceeding based on such Dispute’s dispute, controversy, or claim would have been barred by the applicable statute of limitations under Applicable Laws. 13.3. Arbitration. Any Dispute (other than disputes governed by Novo Nordisk’s final decision rights under Section 3.4 (Decision Making)) that is not resolved under the process outlined in Section 13.2 (Disputes) will be finally settled by arbitration under the Rules of Arbitration of the ICC. The 66 seat of arbitration will be New York. The language of the arbitration will be English. The arbitral tribunal will be composed of three arbitrators, each of whom will be impartial and independent. Lexicon will nominate one arbitrator, Novo Nordisk will nominate one arbitrator, and the two arbitrators so nominated will nominate the presiding arbitrator. The arbitrators will not have the power to award any damages expressly prohibited by Section 11.4 (Limitation of Liability). The Parties will equally share the costs of the arbitration, including the administrative fees and the fees payable to the arbitrators, but each Party will bear its own costs of legal representation. Except in a proceeding to enforce the results of the arbitration or as otherwise required by law, neither Lexicon or Novo Nordisk nor the International Court of Arbitration, or any arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both Lexicon and Novo Nordisk. 13.4. Equitable Relief; Remedy for Breach of Exclusivity. Nothing in this Article 13 (Dispute Resolution) will preclude either Party from equitable relief or interim or provisional relief from any court of competent jurisdiction, including a temporary restraining order, preliminary injunction, or other interim equitable relief, concerning a Dispute (including prior to or during the escalation of any Dispute pursuant to the escalation procedure set forth in Section 13.2 (Disputes)) if necessary to protect the interests of such Party or to preserve the status quo pending the Dispute escalation procedure. Therefore, in addition to its rights and remedies otherwise available at law, including the recovery of damages for breach of this Agreement, the non-breaching Party will be entitled to (a) equitable relief, specifically including both interim and permanent restraining orders and injunctions and (b) such other and further equitable relief as the court may deem proper under the circumstances. Judgment on the arbitration award may be entered in any court having jurisdiction thereof. Any final judgment resolving a Dispute may be enforced by either Party in any court having appropriate jurisdiction. 13.5. Excluded Claims. As used in this Article 13 (Dispute Resolution), the term “Excluded Claim” means any dispute, controversy, or claim that concerns: (a) the validity, enforceability, or infringement of any Patent Right, trademark, or copyright; or (b) any antitrust, anti-monopoly, or competition law or regulation, whether or not statutory. Any Excluded Claim may be submitted by either Party to any court of competent jurisdiction that has jurisdiction over such Excluded Claim. 13.6. Patent Right Disputes. Notwithstanding any provision to the contrary set forth in this Agreement, any dispute, controversy, or claim relating to the validity, scope, enforceability, inventorship, or ownership of intellectual property rights will be submitted to a court or other Governmental Authority of competent jurisdiction in the country in which such intellectual property rights were granted or arose. 14. MISCELLANEOUS 14.1. Assignment. Neither Party may at any time assign or transfer this Agreement or any rights or obligations hereunder, either in full or in part, without the prior written consent of the other Party; except that a Party may make such an assignment or transfer without the other Party’s consent (a) to the assigning Party’s Affiliates or (b) in connection with a sale of all or substantially all of the business or assets of such Party to which this Agreement relates (whether by merger, sale of stock, sale of assets, or other transaction). Any permitted successor or assignee of rights and obligations hereunder will, in a writing to the other Party, expressly assume performance of such rights and obligations. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement will be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators, and assigns of the assigning Party. Any assignment or attempted assignment of this Agreement not made in accordance with this Section 14.1 (Arbitration) is prohibited hereunder and will be null and void. 67 14.2. Relationship of the Parties. It is expressly agreed that Lexicon, on the one hand, and Novo Nordisk, on the other hand, will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture or agency, including for Tax purposes. Neither Lexicon nor Novo Nordisk will have the authority to make any statements, representations or commitments of any kind, or to take any action that will be binding on the other, without the prior written consent of the other Party to do so. All Persons employed by a Party will be employees of that Party and not of the other Party and all expenses and obligations incurred by reason of such employment will be for the account and expense of such Party. Neither Party (nor any successor, assignee, transferee, or Affiliate of a Party) will treat or report the relationship between the Parties arising under this Agreement as a partnership for United States Tax purposes, without the prior written consent of the other Party, unless required by Applicable Law. Each Party will pay its own costs, charges, and expenses incurred in connection with the negotiation, preparation, and execution of this Agreement. 14.3. Entire Agreement; Amendments. This Agreement (including any Schedule attached hereto) represents the complete, final, and exclusive agreement, and sets forth all the covenants, promises, agreements, warranties, representations, conditions, and understandings, between the Parties with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties with respect to such subject matter, including the Confidentiality Agreement with respect to this Agreement. No subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the Parties unless reduced to a writing and signed by the respective authorized officers of the Parties. In the event of any inconsistency between the body of this Agreement and any Schedules to this Agreement or any subsequent agreements ancillary to this Agreement, unless otherwise expressly stated to the contrary in such Schedule or ancillary agreement, the terms contained in this Agreement will control. This Agreement will be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors, and permitted assigns. 14.4. Rights after Change of Control. If Lexicon undergoes a Change of Control, then: 14.4.1. Lexicon will notify Novo Nordisk thereof promptly following the signing of a definitive agreement effectuating the Change of Control; 14.4.2. Notwithstanding any provision to the contrary set forth in this Agreement, Novo Nordisk will have the right, at its sole discretion, by written notice delivered to Lexicon (or its successor) at any time following the written notice contemplated by the foregoing Section 14.4.1 (Rights after Change of Control), to [**]; and 14.4.3. Lexicon agrees that there will be no change in the level or nature of efforts or resources expended by Lexicon and its Affiliates or the qualifications and experience of Lexicon’s assigned personnel (including with respect to the allocation of their time), in each case, that change would reasonably be expected to adversely impact (a) Lexicon’s ability to perform its obligations under this Agreement or (b) the Exploitation of any Licensed Product by Novo Nordisk. 14.5. Severability. If any provision or portion thereof in this Agreement is for any reason held to be invalid, illegal, or unenforceable, then the same will not affect any other portion of this Agreement and its validity, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity, and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such provision or portion thereof had never been contained in this Agreement, and there will be deemed substituted therefore such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent 68 permitted by Applicable Law unless doing so would have the effect of materially altering the right and obligations of the Parties in which event this Agreement may be terminated by written agreement of the Parties. 14.6. Force Majeure. Neither Party will be held liable to the other Party nor be deemed to have breached this Agreement for failure or delay performing any obligation under this Agreement to the extent that such failure or delay is caused by or results from Force Majeure and for so long as such failure or delay continues to be caused by or result from such Force Majeure event, and provided that such Party uses reasonable efforts to find an alternate means of performing the obligation or to avoid the effects of such Force Majeure event. The affected Party will notify the other Party in writing of any Force Majeure circumstances that may affect its performance under this Agreement as soon as reasonably practical, will provide a good faith estimate of the period for which its failure or delay in performance under the Agreement is expected to continue based on currently available information, and will undertake reasonable efforts necessary to mitigate and overcome such Force Majeure circumstances and resume normal performance of its obligations hereunder as soon a reasonably practicable under the circumstances. If the Force Majeure circumstance continues, then the affected Party will update such notice to the other Party on a weekly basis, or more frequently if requested by the other Party, to provide updated summaries of its mitigation efforts and its estimates of when normal performance under the Agreement will be able to resume. 14.7. Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed to have been duly given on the date delivered, if delivered personally, or on the next Business Day after being sent by reputable overnight courier (with delivery tracking provided, signature required, and delivery prepaid), in each case, to the Parties at the following addresses, or on the date sent and confirmed by confirmatory return email to the email address specified below (or at such other address, or email address for a Party as will be specified by notice given in accordance with this Section 14.7 (Notices)). In the case of Lexicon: Lexicon Pharmaceuticals, Inc. 2445 Technology Forest Blvd., 11th Floor The Woodlands, Texas 77381 USA Attention: Chief Executive Officer Email: [**] with a required copy to (which will not be deemed as notice): Lexicon Pharmaceuticals, Inc. 2445 Technology Forest Blvd., 11th Floor The Woodlands, Texas 77381 USA Attention: General Counsel Email: [**] WilmerHale LLP 60 State Street Boston, Massachusetts 02109 USA Attention: Steven D. Barrett Email: [**]

69 Facsimile: [**] In the case of Novo Nordisk: Novo Nordisk A/S Novo Alle 1 Bagsvaerd Denmark Attention: Head of Early Innovation, Outreach & Alliances Email: [**] with a required copy to (which will not be deemed as notice): Novo Nordisk A/S Novo Alle 1 2880 Bagsvaerd Denmark Attention: Senior Alliance Director, Alliance Management Department Email: [**] Novo Nordisk A/S Novo Alle 1 2880 Bagsvaerd Denmark Attention: General Counsel, Legal Department Email: [**] Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 3600 Attention: Hannah H. England Email: [**] 14.8. Construction. This Agreement has been prepared jointly and will not be strictly construed against either Party. Ambiguities, if any, in this Agreement will not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The terms and provisions of this Agreement will be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement. 14.9. Interpretation. Except where the context expressly requires otherwise, (a) the use of the singular herein will be deemed to include the plural (and vice versa) and the use of any gender will be applicable to all genders, (b) the words “include,” “includes,” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein,” “hereof,” and “hereunder,” and words of similar import, will be construed to 70 refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Schedules will be construed to refer to Sections or Schedules of this Agreement, and references to this Agreement include all Schedules hereto, (h) provisions that require that a Party, the Parties, or any committee hereunder “agree,” “consent,” “approve,” or the like will require that such agreement, consent, or approval be specific and in writing, whether by written agreement, letter, approved minutes, or otherwise (but excluding instant messaging), (i) references to any specific law, rule, or regulation, or article, section, or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule, or regulation thereof, (j) any action or occurrence deemed to be effective as of a particular date will be deemed to be effective as of 11:59 PM ET on such date, (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or”. Whenever this Agreement refers to a number of days without using a term otherwise defined herein, such number refers to calendar days, and (l) and references to any Sections include Sections and subsections that are part of the related Section (e.g., a section numbered “Section 2.2” would be part of “Section 2”, and references to “Section 2.2” would also refer to material contained in the subsection described as “Section 2.2(a)”). 14.10. Headings. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on, nor to be used to interpret, the meaning of the language contained in the particular article or section. 14.11. Waiver and Non-Exclusion of Remedies. The failure of either Party to require performance by the other Party of any of that other Party’s obligations under this Agreement will in no manner affect the right of such Party to enforce the same at a later time, subject only to applicable statutes of limitation as to any particular breach of an obligation. No waiver by any Party of any condition, or of the breach of any provision, term, representation or warranty contained in this Agreement will be deemed to be or construed as a further or continuing waiver of any such condition or breach, or of any other condition or of the breach of any other provision, term, representation, or warranty hereof. The remedies provided in this Agreement are not exclusive and the Party suffering from a breach or default of this Agreement may pursue all other remedies, both legal and equitable, alternatively, or cumulatively, except as expressly set forth herein. 14.12. Performance by Affiliates. A Party may have some or all of its obligations under this Agreement performed by its Affiliate(s) or may exercise some or all of its rights under this Agreement through Affiliates. However, each Party will remain responsible and be the guarantor of the performance by its Affiliates and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance as if such Party were performing such obligations itself. In particular and without limitation, all Affiliates of a Party that receive Confidential Information of the other Party pursuant to this Agreement will be governed and bound by all obligations set forth in Article 9 (Confidentiality; Publication), and any Affiliate of a Party that performs any activities under this Agreement on behalf of a Party will be subject to the intellectual property assignment and other intellectual property provisions of Article 8 (Intellectual Property) as if it were the original Party to this Agreement (and be deemed as if the actual Party to this Agreement for purposes of all intellectual property-related definitions). A Party will be liable for the performance of its Affiliates of any obligations of such Party under this Agreement. 14.13. Further Assurances. Each of Lexicon and Novo Nordisk agrees to duly execute and deliver, or cause to be duly executed or delivered, such further reasonable instruments and do and cause to be done such further reasonable acts, which may include the filing of additional assignments, agreements, documents and instruments, as the other Party may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the 71 provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement. 14.14. No Third Party Beneficiary Rights. The Parties acknowledge and agree that they do not intend, neither by entering into this Agreement nor by performing their respective obligations hereunder, to create or vest to any Third Party any interests or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, except as otherwise expressly provided for in this Agreement. All Applicable Laws in any country that may act to create or to vest any rights in favor of any Third Party are excluded to the fullest extent permitted under said Applicable Laws. 14.15. Counterparts. This Agreement may be executed in counterparts, all of which taken together will be regarded as one and the same instrument. Counterparts may be delivered via electronic mail, including Adobe™ Portable Document Format (PDF) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, and any counterpart so delivered will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement. [Remainder of Page Left Intentionally Blank; Signature Page Follows] IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the Effective Date. LEXICON PHARMACEUTICALS, INC. By: Name: Michael S. Exton, Ph.D. Title: Chief Executive Officer NOVO NORDISK A/S By: Name: Marcus Schindler Title: EVP, Research & Early Development, CSO By: Name: Karsten Munk Knudsen Title: EVP Finance, Legal & Global Solutions, CFO

SCHEDULE 1.111 LX9851 LX9851 (also known as [**]) is a novel small molecule inhibitor of Acyl-CoA synthetase long-chain family member 5 (ACSL5). The compound is chemically named [**] and has the structure represented below: [**] SCHEDULE 1.112 LX9851 LIBRARY LX9851 compound library file to be housed and transferred electronically, and will include the following: [**] SCHEDULE 4.1 INITIAL RESEARCH PLAN [**] SCHEDULE 4.4.2 USE OF HUMAN BIOSAMPLES AND INFORMED CONSENT [**]

SCHEDULE 4.4.3 Novo Nordisk Principles for the Use of Animals [**] SCHEDULE 4.8 INFORMATION SECURITY CONTRACT CLAUSES [**] SCHEDULE 5.4 EXISTING MATERIALS [**] SCHEDULE 7.7 INVOICE INSTRUCTIONS [**]

SCHEDULE 9.7(a) INITIAL PRESS RELEASE Lexicon Pharmaceuticals Announces Exclusive License Agreement with Novo Nordisk for LX9851 Lexicon eligible to receive up to $1 billion in upfront and development, regulatory and sales milestone payments, including $75 million in upfront and near-term milestone payments THE WOODLANDS, Texas, March 28, 2025 -- Lexicon Pharmaceuticals, Inc. (Nasdaq: LXRX) today announced that it has entered into an exclusive license agreement with Novo Nordisk A/S for LX9851, a first-in-class, oral non-incretin development candidate in obesity and associated metabolic disorders. Under the terms of the agreement, Novo Nordisk obtains an exclusive, worldwide license to develop, manufacture and commercialize LX9851 in all indications. Lexicon will be responsible for completing agreed upon Investigational New Drug (IND) application-enabling activities for LX9851. Novo Nordisk will be responsible for filing the IND, all further development, manufacturing and commercialization of LX9851. Lexicon is eligible to receive upfront and near-term milestone payments of up to $75 million. In total, Lexicon will be eligible to receive $1 billion in upfront and potential development, regulatory and sales milestone payments. Lexicon is also entitled to tiered royalties on net sales of LX9851. LX9851, discovered and developed by Lexicon, is a potent and selective oral small molecule inhibitor of Acyl-CoA Synthetase 5 (ACSL5). ACSL5 plays a key role in the metabolic pathway which regulates fat accumulation and energy balance. Additionally, LX9851 may activate the ileal brake mechanism leading to increased satiety by delaying gastric emptying and suppressing appetite. Preclinical in vivo efficacy data presented at Obesity Week 2024 show that LX9851, when combined with semaglutide, significantly reduced weight, food intake and fat mass compared to semaglutide alone. Separately, LX9851 mitigated weight regain and had positive effects on liver steatosis when introduced after semaglutide discontinuation. "We are thrilled that Novo Nordisk, a global leader in diabetes care and obesity management, has recognized the potential of LX9851," said Mike Exton, Ph.D., chief executive officer and director of Lexicon. "This arrangement decisively strengthens our financial position, providing optionality as we further invest and accelerate our R&D portfolio.” “Novo Nordisk is committed to serving the diverse needs of people living with obesity and other metabolic diseases and to build a pipeline of differentiated drug candidates in this space,” Jacob Sten Petersen, Senior Vice President, Diabetes, Obesity and MASH therapeutic area at Novo Nordisk. “We are pleased to enter this agreement with Lexicon as it will allow us to explore a novel biology and potential treatment paradigm further, and we look forward to building on the great work Lexicon has already done with the development of LX9851.” About LX9851 LX9851 is an orally delivered small molecule drug candidate for the treatment of obesity and associated cardiometabolic disorders. Lexicon is investigating the pharmacology of LX9851 as a stand-alone therapy and in combination with GLP-1 agonists such as semaglutide. Lexicon scientists identified the function of ACSL5, the target of LX9851, based on their discovery that knockout mice lacking the target enzyme exhibited favorable phenotypes across multiple measures of metabolic syndrome in preclinical models, including resistance to diet-induced obesity and improved body composition. About Lexicon Pharmaceuticals Lexicon is a biopharmaceutical company with a mission of pioneering medicines that transform patients’ lives. Through the Genome5000™ program, Lexicon’s unique genomics target discovery platform, Lexicon scientists studied the role and function of nearly 5,000 genes and identified more than 100 protein targets with significant therapeutic potential in a range of diseases. Through the precise targeting of these proteins, Lexicon is pioneering the discovery and development of innovative medicines to treat disease safely and effectively. Lexicon has a pipeline of promising drug candidates in discovery and clinical and preclinical development in cardiology, neuropathic pain, metabolism and other indications. For additional information, please visit www.lexpharma.com. About Novo Nordisk Novo Nordisk is a leading global healthcare company, founded in 1923 and headquartered in Denmark. Our purpose is to drive change to defeat serious chronic diseases, built upon our heritage in diabetes. We do so by pioneering scientific breakthroughs, expanding access to our medicines, and working to prevent and ultimately cure disease. Safe Harbor Statement This press release contains “forward-looking statements,” including statements relating to Lexicon’s financial position and long-term outlook on its business, growth and future operating results, discovery and development of products, strategic alliances and intellectual property, as well as other matters that are not historical facts or information. All forward-looking statements are based on management’s current assumptions and expectations and involve risks, uncertainties and other important factors, specifically including Lexicon’s ability to meet its capital requirements, conduct preclinical and clinical development and obtain necessary regulatory approvals of pilavapadin (LX9211), LX9851, sotagliflozin and its other drug candidates on its anticipated timelines, achieve its operational objectives, obtain patent protection for its discoveries and establish strategic alliances, as well as additional factors relating to manufacturing, intellectual property rights, and the therapeutic or commercial value of its drug candidates. Any of these risks, uncertainties and other factors may cause Lexicon’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. Information identifying such important factors is contained under “Risk Factors” in Lexicon’s annual report on Form 10-K for the year ended December 31, 2024 and other subsequent disclosure documents filed with the Securities and Exchange Commission. Lexicon undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise. For Investor and Media Inquiries: Lisa DeFrancesco Lexicon Pharmaceuticals, Inc. lexinvest@lexpharma.com SCHEDULE 10.2.3 EXISTING PATENT RIGHTS [**]